Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and between

COMMSCOPE HOLDING COMPANY, INC.

and

CARLYLE PARTNERS VII S1 HOLDINGS, L.P.

Dated as of November 8, 2018

i

ii

ANNEXES

Annex I – Form of Certificate of Designations

Annex II – Form of Registration Rights Agreement

iii

INVESTMENT AGREEMENT, dated as of November 8, 2018 (this “Agreement”), by and between COMMSCOPE HOLDING COMPANY, INC., a Delaware corporation (the “Company”), CARLYLE PARTNERS VII S1 HOLDINGS, L.P. (the “Investor”) and, solely for purposes of Section 8.14 and in its capacity as the Investor Representative, CARLYLE PARTNERS VII S1 HOLDINGS, L.P. (“Investor Representative”).

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specified in the form of Certificate of Designations attached hereto as Annex I (the “Certificate of Designations”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“5% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as converted basis, at least 5% of the then outstanding Common Stock, on an as converted basis.

“20% Entity” means any Person that, after giving effect to a proposed Transfer, would beneficially own, on an as converted basis, greater than 20% of the then outstanding Common Stock, on an as converted basis.

“50% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock that represent in the aggregate and on an as converted basis, at least 50% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing.

“Acquisition” means the acquisition by the Company, directly or indirectly through one of its wholly-owned Subsidiaries, of the Target, as contemplated by the Acquisition Agreement (whether implemented pursuant to a Scheme or a Takeover Offer, each as defined in the Acquisition Agreement).

“Acquisition Agreement” means the Bid Conduct Agreement, dated as of the date hereof, between the Company and the Target, as it may be amended, supplemented or otherwise modified.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) the Excluded Carlyle Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“as converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock on such date (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations).

“Available Registration Statement” shall mean, with respect to a Registration Statement as of a date, that (i) as of such date such Registration Statement is effective for an offering to be made on a delayed or continuous basis, there is no stop order with respect thereto and the Company reasonably believes that such Registration Statement will be continuously available for the resale of Registrable Securities for the next ten (10) Business Days and (ii) as of such date and continuously for the next ten (10) Business Days, (a) there is not in effect a Suspension Period or Quarterly Blackout Period (as each such term is defined in the Registration Rights Agreement) and (b) the Investor Parties are not restricted by the holdback provision of Section 2.6 of the Registration Rights Agreement or any related “lock-up” agreement.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Carlyle” means The Carlyle Group, L.P.

“Combination Settlement” has the meaning set forth in the Certificate of Designations.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement, and shall include the Certificate of Designations, as filed with the Secretary of State of the State of Delaware.

“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former employees, directors or consultants, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than any plan which is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) a stock option, stock purchase, stock appreciation right or other stock-based agreement, program or plan, (iv) an individual employment, consulting, severance, retention or other similar agreement or (v) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, vacation, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability, other than any plan, program, policy, agreement or arrangement sponsored and administered by a Governmental Authority.

“Company PSU” means a performance share unit of the Company subject to both time-based and performance-based vesting conditions.

“Company RSU” means a restricted stock unit of the Company subject solely to time-based vesting conditions.

“Company Stock Option” means an option to purchase shares of Common Stock.

“Company Stock Plans” means the 2013 Long-Term Incentive Plan, the 2011 Incentive Plan and the 2006 Long-Term Incentive Plan, in each case as amended and restated.

“Conversion Rate” has the meaning set forth in the Certificate of Designations.

“Debt Commitment Letter” means the Commitment Letter dated as of the date hereof, among the Company, CommScope, Inc. and JPMorgan Chase Bank, N.A., as it may be amended, supplemented or otherwise modified.

“Debt Financing” has the meaning set forth in the Acquisition Agreement.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreements” means (i) the Revolving Credit and Guaranty Agreement, dated as of January 14, 2011, as amended, supplemented or otherwise modified from time to time, by and among Cedar I Holding Company, Inc. (now CommScope Holding Company, Inc.), CommScope, Inc., as parent borrower, the US. co-borrowers and European co-borrowers named therein, the guarantors named therein, the lenders from time to time party thereto, J.P. Morgan Securities LLC, as lead arranger and bookrunner, JPMorgan Chase Bank, N.A., as U.S. administrative agent, and J.P. Morgan Europe Limited, as European administrative agent and the senior managing agents and documentation agents named therein and (ii) the Credit Agreement, dated as of January 14, 2011, as amended, supplemented or otherwise modified from time to time, among CommScope, Inc. (as successor by merger to Cedar I Merger Sub, Inc.), as borrower, CommScope Holding Company, Inc. (as successor by merger to Cedar I Holding Company, Inc.), the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and J.P. Morgan Securities LLC as arranger and sole bookrunner.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Fall-Away of Investor Board Rights” means the first day on which the 5% Beneficial Ownership Requirement is not satisfied.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indentures” means, collectively, the (i) Indenture governing the 5.000% Senior Notes due 2021, dated as of May 30, 2014, by and among CommScope, Inc., as issuer, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee, (ii) Indenture governing the 5.500% Senior Notes due 2024, dated as of May 30, 2014, by and among CommScope, Inc., as issuer, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee, (iii) Indenture governing the 6.000% Senior Notes due

2025, dated as of June 11, 2015, by and between CommScope Technologies Finance LLC and Wilmington Trust, National Association, as trustee, as supplemented by the First Supplemental Indenture, dated August 28, 2015, by and among CommScope Technologies Finance LLC, the guarantors party thereto and Wilmington Trust, National Association, as trustee and (iv) Indenture governing the 5.000% Senior Notes due 2027, dated as of March 13, 2017, by and among CommScope Technologies LLC, the guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant (i) is not an Affiliate of the Company and (ii) so long as the Investor Parties meet the 50% Beneficial Ownership Requirement, is reasonably acceptable to the Investor Parties.

“Investor” has the meaning set forth in the Preamble. Any reference to any action by the Investor Parties in this Agreement shall require an instrument in writing signed by the Investor so long as it is the sole Investor Party or each of the Investor Parties; provided that an instrument in writing signed by the Investor Representative shall be deemed to be an instrument in writing signed by each of the Investor Parties.

“Investor Designee” means an individual designated in writing by the Investor Parties and reasonably acceptable to the Board (and the Nominating and Governance Committee of the Board) to be elected or nominated by the Company for election to the Board pursuant to Section 5.10(a), Section 5.10(d) or Section 5.10(e), as applicable.

“Investor Director” means a member of the Board who was elected to the Board as an Investor Designee.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by the Investor of any of the Transactions on a timely basis or (ii) the compliance by the Investor with its obligations under this Agreement.

“Investor Parties” means the Investor and each Permitted Transferee of the Investors to whom shares of Series A Preferred Stock or Common Stock are transferred pursuant to Section 5.08(b)(i).

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Letter, after reasonable inquiry of an officer or employee of the Company that has primary responsibility for such matter.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole or (y) (i) the ability of the Company to consummate the Transactions on a timely basis or (ii) the ability of the Company to comply with its obligations under this Agreement; provided, however, that, for purposes of clause (x) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (2) the negotiation, execution or announcement of this Agreement, any of the other Transaction Documents, the Acquisition Agreement or the Debt Commitment Letter or the consummation of any of the transactions contemplated hereby or thereby, including the Transactions, the Acquisition, the Debt Financing or the Refinancing, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any claims or litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement, any of the other Transaction Documents, the Acquisition Agreement or the Debt Commitment Letter or with the Investor’s express written consent or at the Investor’s express written request, (6) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Investor or any of its Affiliates, (7) any change or prospective change in the Company’s credit ratings, (8) any decline in the market price, or change in trading volume, of the capital stock of the Company or (9) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7), (8) and (9) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (9) hereof) is a Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“NASDAQ” means The Nasdaq Stock Market.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor; provided, however, that in no event shall any “portfolio company” (as such term is customarily used among institutional investors) of any holder of shares of Series A Preferred Stock or Common Stock or any entity controlled by any portfolio company of any holder of shares of Series A Preferred Stock or Common Stock constitute a Permitted Transferee.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Prohibited Transferee” means the Persons listed on Section 1.01 of the Company Disclosure Letter as a “Prohibited Transferee” and the Affiliates thereof.

“Redemption Date” has the meaning set forth in the Certificate of Designations.

“Refinancing” has the meaning set forth in the Debt Commitment Letter.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor, the form of which is set forth as Annex II hereto, as it may be amended, supplemented or otherwise modified.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Target” means ARRIS International plc, a company organized under the laws of England and Wales.

“Tax” means any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest or penalty, in addition to tax or additional amount imposed by any Governmental Authority.

“Tax Return” means returns, reports, claims for refund, declarations of estimated Taxes and information statements, including any schedule or attachment thereto or any amendment thereof, with respect to Taxes filed or required to be filed with any Governmental Authority, including consolidated, combined and unitary tax returns.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Equity Commitment Letter, the Registration Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificate of Designations and the Registration Rights Agreement.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents, including the exercise by any Investor Party of the right to convert Acquired Shares into shares of Common Stock; provided that, for the avoidance of doubt, “Transactions” shall not be deemed to include the Acquisition, the Refinancing or the Debt Financing.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Designations, (ii) the redemption or other acquisition of Common Stock or Series A Preferred Stock by the Company, (iii) the transfer (other than by an Investor Party or an Affiliate of an Investor Party) of any limited partnership interests or other equity interests in an Investor Party (or any direct or indirect parent entity of such Investor Party) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”) or (iv) any Hedge.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	2.01
Action	3.07
Agreement	Preamble
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Capitalization Date	3.02(a)
Carlyle Group	5.14(a)
Certificate of Designations	Recitals
Closing	2.02(a)
Closing Date	2.02(a)
Code	5.12(b)
Company	Preamble
Company Disclosure Letter	Article III
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Confidential Information	5.05
Confidentiality Agreement	5.05
Contract	3.03(b)
DOJ	5.02(c)
Equity Commitment Letter	4.04
Equity Financing	4.04
Excluded Carlyle Parties	5.14(a)
Excluded Issuance	5.16(a)
Filed SEC Documents	Article III
FTC	5.02(c)
Hedge	5.08(a)
HSR Form	5.02(b)
Initial Investor Director Designees	5.10(a)
Investor	Preamble
Investor Representative	Preamble
IRS	5.12(a)
Issuer Agreement	5.18
Judgments	3.07
Laws	3.08(a)
Non-Recourse Party	8.05(b)
OFAC	3.08(b)
Participation Portion	5.16(b)(ii)
Permits	3.08(a)
Permitted Loan	5.08(b)(vi)
Proposed Securities	5.16(b)(i)
Proxy Statement	5.11(d)
Purchase	2.01
Purchase Price	2.01

Restraints	6.01(a)
Restricted Issuance Information	5.16(b)(ii)
Series A Preferred Stock	Recitals
Sponsor	4.04
Standstill Expiration Date	5.07
Stockholder Approval	5.11(d)
Stockholder Meeting	5.11(d)
Termination Date	7.01(b)

ARTICLE II

Purchase and Sale

Section 2.01 Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company an aggregate of 1,000,000 shares of Series A Preferred Stock, and the Company shall issue, sell and deliver to the Investor, such shares of Series A Preferred Stock (the “Acquired Shares”) for a purchase price per Acquired Share equal to $1,000 and an aggregate purchase price of $1,000,000,000.00 (such aggregate purchase price, the “Purchase Price”). The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

Section 2.02 Closing. (a) On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur on such date on which the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”). The Company will use reasonable best efforts to provide notice of the Closing Date in a written notice delivered by the Company to the Investor, to the extent practicable, at least ten (10) Business Days prior to the Closing Date; and

(b) At the Closing:

(i) the Company shall deliver to the Investor (1) the Acquired Shares free and clear of all Liens, except restrictions imposed by the Securities Act, Section 5.08 and any applicable securities Laws and (2) the Registration Rights Agreement, duly executed by the Company; and

(ii) the Investor shall (1) pay the Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing and (2) deliver to the Company the Registration Rights Agreement, duly executed by the Investor.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall only be deemed disclosure with respect to, and shall only be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available after December 31, 2017 and prior to the date hereof (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.02(a), 3.03, 3.10 and 3.11):

Section 3.01 Organization; Standing. (a) The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware, is in good standing and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02 Capitalization. (a) The authorized capital stock of the Company consists of 1,300,000,000 shares of Common Stock and 200,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”), of which 1,000,000 shares of Series A Preferred Stock will be authorized as of the Closing. At the close of business on November 2, 2018 (the “Capitalization Date”), (i) 192,223,144 shares of Common Stock were issued and outstanding, (ii) 10,484,099 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iii) 4,787,566 shares of Common Stock were subject to outstanding Company Stock Options, (iv) 2,071,851 Company RSUs were outstanding pursuant to which a maximum of 2,071,851 shares of Common Stock could be issued, (v) 295,801 Company PSUs were outstanding pursuant to which a maximum of 482,420 shares of Common Stock could be issued (assuming maximum achievement of all applicable performance conditions) and (vi) no shares of Company Preferred Stock were issued or outstanding.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company RSUs or Company PSUs), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

Section 3.03 Authority; Noncontravention. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). Pursuant to resolutions in form and substance previously reviewed by the Investor, the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act has approved, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder to the extent applicable, the transactions contemplated by the Transaction Documents, including the acquisition of the Series A Preferred Stock, any disposition of such stock upon the conversion thereof, any acquisition of Common Stock upon conversion of the Series A Preferred Stock, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto.

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (i)(B) and clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04 Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) filings required under, and compliance with other applicable requirements of the HSR Act and (c) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.05 Company SEC Documents; Undisclosed Liabilities. (a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2017 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and its cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of June 30, 2018 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, the Acquisition, the Refinancing or the Debt Financing, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since January 1, 2017 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

Section 3.06 Absence of Certain Changes. Since January 1, 2018 through the date of this Agreement (a) except for the execution and performance of this Agreement, the Acquisition Agreement and the Debt Commitment Letter and any other agreements contemplated thereby and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since June 30, 2018 through the date of this Agreement, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of the Investor Parties pursuant to Section 5.01.

Section 3.07 Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, as of the date of this Agreement, there is no (a) pending or threatened legal or administrative proceeding, suit, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

Section 3.08 Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries are and since January 1, 2017 have been, in compliance with all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) or Judgments, in each case, that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company, each of its Subsidiaries, and each of their officers, directors, employees and, to the Company’s Knowledge, agents acting on their behalf is, and since November 1, 2013 has been, in compliance in all material respects with (x) all applicable trade, export control, import, and antiboycott laws and regulations, including the U.S. Export Administration Regulations (15 C.F.R. Parts 730-774), (y) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder, and any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption or bribery, and (z) all laws, regulations, orders or other financial restrictions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals List, U.S. sanctions related to or administered by the U.S. Department of State, and sanctions laws, regulations, directives, measures or embargos imposed or administered by the United Nations Security Council, Her Majesty’s Treasury, or the European Union. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries maintain or need any national security clearance or authorization to access classified information or facilities to perform any current business or proposed business.

Section 3.09 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid except for Taxes which are being contested in good faith by appropriate proceedings and which have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries by any Governmental Authority is currently in progress or threatened in writing and (d) none of the Company or any of its Subsidiaries has engaged in, or has any liability or obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 3.10 No Rights Agreement; Anti-Takeover Provisions. (a) The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b) The Board has taken all necessary actions to ensure that no restrictions included in any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other state anti-takeover Law (including Section 203 of the DGCL) is, or as of the Closing will be, applicable to the Purchase.

Section 3.11 Brokers and Other Advisors. Except for Allen & Company LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.12 Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the sale of the shares of Series A Preferred Stock pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Stock, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 3.13 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on NASDAQ, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received as of the date of this Agreement any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.

Section 3.14 Status of Securities. As of the Closing, the Acquired Shares, any shares of Series A Preferred Stock to be issued as PIK Dividends (as defined in the Certificate of Designations) and the shares of Common Stock issuable upon conversion of any of the foregoing shares will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws and will not be subject to preemptive rights of any other stockholder of the Company, and will be free and clear of all Liens, except restrictions imposed by the Securities Act, Section 5.08 and any applicable securities Laws. The shares of Series A Preferred Stock to be issued as PIK Dividends (as defined in the Certificate of Designations) and the shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for issuance. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Company Charter Documents (including the Certificate of Designations) or as otherwise provided by applicable Law.

Section 3.15 Ability to Pay Dividends. Except with respect to the covenants contained in (a) the Existing Credit Agreements or (b) the Indentures, the Company is not party to any material Contract, and is not subject to any provision in the Company Charter Documents or resolutions of the Board that, in each case, by its terms prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designations. The Company and its Subsidiaries are not in material breach of, or default or violation under, the Existing Credit Agreements or the Indentures.

Section 3.16 No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in this Article III and in any certificate or other document delivered in connection with this Agreement, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Series A Preferred Stock, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III and in any certificate or other document delivered in connection with this Agreement, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Investor or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Investor or its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Investor.

Section 3.17 No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV and in any certificate or other document delivered in connection with this Agreement, the Company hereby acknowledges that no Investor nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to such Investor or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) except in the case of fraud, will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Investor. The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date:

Section 4.01 Organization; Standing. The Investor is a limited partnership or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and the Investor has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.02 Authority; Noncontravention. (a) The Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by such Investor of the Transactions have been duly authorized and approved by all necessary action on the part of such Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor, nor the consummation of the Transactions by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of such Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which such Investor or any of its Subsidiaries is a party or accelerate such Investor’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03 Governmental Approvals. Except for (a) the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware and (b) filings required under, and compliance with other applicable requirements of, the HSR Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by such Investor of its obligations hereunder and thereunder and the consummation by such Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04 Financing. The Investor has received a fully executed commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), from the equity financing source party thereto (the “Sponsor”), a true, accurate and complete copy of which as in effect on the date of this Agreement was made available to the Company on the date hereof, pursuant to which the Sponsor has committed, on the terms set forth therein, to provide to the Investor (directly or indirectly) the equity financing set forth therein (the “Equity Financing”). As of the date hereof, the Equity Commitment Letter has not been amended, modified, terminated or withdrawn (and no such amendment, modification, termination or withdrawal is contemplated by Investor or the Sponsor) and the Equity Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of Investor and the Sponsor, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights and to general principles of equity. There are no other agreements, side letters or arrangements relating to the Equity Commitment Letter that could affect the availability of the Equity Financing other than as expressly set forth in the Equity Commitment Letter. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Investor, the Sponsor or any of their respective Affiliates under the Equity Commitment Letter. The Equity Financing is subject to no conditions to the obligations of the parties under the Equity Commitment Letter to make the full amount of the Equity Financing available at the Closing other than those set forth in the Equity Commitment Letter.

Section 4.05 Ownership of Company Stock. None of the Investor nor any of its Affiliates owns any capital stock or other securities of the Company.

Section 4.06 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by the Investor.

Section 4.07 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its respective Representatives, the Investor and its respective Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company, the Target and their respective Subsidiaries and their respective businesses and operations. Such Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which such Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to such Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article III of this Agreement and in any certificate or other document delivered in connection with this Agreement, such Investor will have no claim against the Company, the Target and any of their respective Subsidiaries, or any of their respective Representatives, with respect thereto, except with respect to fraud.

Section 4.08 Purchase for Investment. The Investor acknowledges that the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock have not been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that it is acquiring the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Series A Preferred Stock or the Common Stock issuable upon the conversion of the Series A Preferred Stock, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (e) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock indefinitely and (ii) a total loss in respect of such investment. Such Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock and to protect its own interest in connection with such investment.

Section 4.09 No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and in any certificate or other document delivered in connection with this Agreement, such Investor hereby acknowledges that neither the Company, the Target nor any of their respective Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company, the Target or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to such Investor or any of its Representatives or any information developed by such Investor or any of its Representatives or (b) except in the case of fraud, will have or be subject to any liability or indemnification obligation to such Investor resulting from the delivery, dissemination or any other distribution to such Investor or any of its Representatives, or the use by such Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to such Investor or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions, the Acquisition, the Refinancing, the Debt Financing or any other transactions or potential transactions involving the Company and/or the Target and such Investor. Such Investor, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud. Such Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company, the Target and their respective Subsidiaries and, in making its determination to proceed with the Transactions, such Investor and its Affiliates and Representatives have relied on the results of their own independent investigation.

ARTICLE V

Additional Agreements

Section 5.01 Negative Covenants. Except as required by applicable Law, Judgment or to comply with any notice from a Governmental Authority, as expressly contemplated, required or permitted by the Acquisition Agreement as in effect on the date hereof, the Debt Commitment Letter as in effect on the date hereof or this Agreement or as described in Section 5.01 of the Company Disclosure Letter, (i) during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), (1) unless the Investor Parties otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to operate their businesses in all material respects in the ordinary course and (2) unless the Investor Parties otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned with respect to the actions contemplated by Sections 5.01(b), (f), (g) and (h), the Company shall not:

(a) other than the authorization and issuance of the Series A Preferred Stock to the Investor and the consummation of the other Transactions and the Acquisition, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that the Company may issue or grant shares of Common Stock or other securities in the ordinary course of business pursuant to the terms of a Company Plan in effect on the date of this Agreement;

(b) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company RSUs or Company PSUs);

(c) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(d) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(e) amend or supplement the Company Charter Documents in a manner that would affect the Investor Parties in an adverse manner either as a holder of Series A Preferred Stock or with respect to the rights of the Investor Parties under this Agreement;

(f) make any acquisition (including by merger) of the capital stock or any other equity interest or a material portion of the assets of any other Person, if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed $100,000,000; provided that for the avoidance of doubt, the foregoing shall not restrict the Company’s or any of its Subsidiaries’ ability to make any acquisition of inventory in the ordinary course of business consistent with past practice;

(g) sell, license or lease to any Person, in a single transaction or series of related transactions, any of its properties, rights or assets for consideration, individually or in the aggregate, in excess of $100,000,000 except (A) dispositions of inventory and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or subleases in each case in the ordinary course of business, (D) sales of real property owned by the Company or its Subsidiaries in the ordinary course of business or (E) non-exclusive licenses of intellectual property granted in the ordinary course of business consistent with past practice; or

(h) enter into any new, or amend, terminate or renew in any material respect, any material Contract between the Company or one of its Subsidiaries, on the one hand, and any of its Affiliates (other than the Company’s Subsidiaries) or any officer or director of the Company or any of its Subsidiaries, on the other hand, outside the ordinary course of business;

provided that nothing in this Section 5.01 or elsewhere in this Agreement shall prohibit or otherwise restrict the Company from taking any action necessary to perform its obligations under the Acquisition Agreement as in effect on the date hereof and consummate the Acquisition in accordance with the terms of the Acquisition Agreement as in effect on the date hereof, including taking any actions contemplated by Section 6.5(e) of the Acquisition Agreement as in effect on the date hereof.

Section 5.02 Reasonable Best Efforts; Filings. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Investor Parties shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions. For the avoidance of doubt, nothing in this Agreement or any of the Transaction Documents shall require the Company to take any action or refrain from taking any action under or in connection with the Acquisition Agreement or the Debt Commitment Letter.

(b) The Company and the Investor Parties agree to make an appropriate filing of a Notification and Report Form (“HSR Form”) pursuant to the HSR Act with respect to the Transactions (which shall request the early termination of any waiting period applicable to the Transactions under the HSR Act) as promptly as reasonably practicable following the date of this Agreement, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act, so as to enable the parties hereto to consummate the Transactions.

(c) Each of the Company and the Investor Parties shall use their respective reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or the Investor Parties, as the case may be, from or given by the Company or the Investor Parties, as the case may be, to the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, other than “4(c) and 4(d) documents” as that term is used in the rules and regulations under the HSR Act and other confidential information contained in the HSR Form, and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.02 shall require Carlyle to take any action to cause any of its controlled Affiliates (other than the Investor Parties or any assignees of the Investor that become a party to this Agreement pursuant to Section 8.03 and their respective controlled Affiliates), including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of such Investor Party with respect to satisfying the condition set forth in Section 6.01(b). The parties understand and agree that all obligations of Investor related to regulatory approvals shall be governed exclusively by this Section 5.02.

Section 5.03 Corporate Actions. (a) At any time that any Series A Preferred Stock is outstanding, the Company shall:

(i) from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding; and

(ii) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with NASDAQ in respect of the Common Stock other than in connection with a Change of Control (as defined in the Certificate of Designations) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 9(a) of the Certificate of Designations or is otherwise consistent with the terms set forth in Section 9(j) of the Certificate of Designations.

(b) Prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designations in the form attached hereto as Annex I, with such changes thereto as the parties may reasonably agree.

(c) If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Rate pursuant to the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement. For the avoidance of doubt, no adjustments to the Conversion Rate shall be made as a result of the Acquisition, the Refinancing or the Debt Financing so long as such transactions are consummated on the basis of the Acquisition Agreement and the Debt Commitment Letter in effect as of the date hereof.

(d) So long as any shares of Series A Preferred Stock are beneficially owned by the Investor Parties, unless the Investor Parties otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not (i) enter into any material transaction with a “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) of the Company that does not comply with the Company’s policy for the evaluation and approval of related person transactions or (ii) repurchase or redeem any outstanding Common Stock from a “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) in a privately negotiated transaction at a price that is more than the Current Market Price (as defined in the Certificate of Designations) as of the date of repurchase or redemption; provided that, for the avoidance of doubt, this Section 5.03(d) shall not restrict (x) any repurchase of unvested shares following termination of a Company employee, advisor or consultant or (y) any repurchase or redemption of the Common Stock which is offered to all holders of Common Stock.

(e) So long as the 5% Beneficial Ownership Requirement is satisfied, the Company and its Subsidiaries shall (x) not adopt, approve or agree to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Investor Parties unless the Company has excluded the Investor Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of the Investor Parties’ beneficial ownership of Common Stock as of the date of Closing and (y) take such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provision in the DGCL and/or the Company Charter Documents that is or could become applicable to the Investor Parties as a result of the Transactions, including the Company’s issuance of shares of Common Stock upon conversion of the Series A Preferred Stock and any issuance pursuant to Section 5.16.

Section 5.04 Public Disclosure. The Investor Parties and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the forgoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or the Investor Parties (a) which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions.

Section 5.05 Confidentiality. The Investor Parties will, and will cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to any Investor Party, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement, including any such information provided pursuant to Section 5.15 of this Agreement (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor Parties’ investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) is, was or becomes available to the public (other than as a result of a breach of any confidentiality obligation by any Investor Party or its Affiliates), (b) is or has been independently developed or conceived by any Investor Party without use of the Company’s confidential information or (c) is or has been made known or disclosed to any Investor Party by a third party (other than an Affiliate of such Investor Party) without a breach of any confidentiality obligations such third party has to the Company that is known to such Investor Party; provided that, an Investor Party may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any shares of Series A Preferred Stock, shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock and any security issued pursuant to Section 5.16 from such Investor Party as long as such prospective purchaser agrees to be bound by the a customary confidentiality or non-disclosure agreement (with the Company as an express third party beneficiary of such agreement), (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Investor Parties and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Investor Party to be necessary in connection with such Investor Party’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries, or (v)

as may otherwise be required by law or legal, judicial or regulatory process, provided that such Investor Party takes reasonable steps to minimize the extent of any required disclosure described in this clause (v); and provided, further, that the acts and omissions of any Person to whom such Investor Party may disclose confidential information pursuant to clauses (i) and (iii) of the preceding proviso shall be attributable to such Investor Party for purposes of determining such Investor party’s compliance with this Section 5.05, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company. The Confidentiality Agreement, dated October 3, 2017, as amended August 28, 2018, by and among Carlyle Investment Management, L.L.C. and the Company (the “Confidentiality Agreement”) shall terminate simultaneously with the Closing.

Section 5.06 NASDAQ Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the aggregate number of shares of Common Stock issuable upon the conversion of the Acquired Shares to be approved for listing on NASDAQ. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon conversion or redemption of the then outstanding shares of Series A Preferred Stock to be approved for listing on NASDAQ.

Section 5.07 Standstill. The Investor Parties agree that until the earlier of (i) a Change of Control (as defined in the Certificate of Designations) and (ii) the later of (A) the first day on which no Investor Designee serves on the Board and the Investor has no rights (or have irrevocably waived their right) under Section 5.10 (except Section 5.10(g)) and (B) the three-year anniversary of the Closing Date (the later of such dates, the “Standstill Expiration Date”), without the prior written approval of the Board, the Investor Parties will not, directly or indirectly, and will cause its Affiliates not to:

(a) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any of its Affiliates, any securities convertible into or exchangeable for any such securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock or any assets or property of the Company or any Subsidiary of the Company;

(b) make or in any way encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c) demand a copy of the stock ledger list of stockholders or any other books and records of the Company;

(d) make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(e) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of the Company or any of its Subsidiaries;

(f) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(g) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing;

(h) take any action that would, in effect, require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 5.07;

(i) enter into any discussions, negotiations, arrangements or understandings with any third party (including, without limitation, security holders of the Company, but excluding, for the avoidance of doubt, any Investor Parties) with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any securities of the Company or otherwise in connection with any of the foregoing;

(j) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.07, provided that this clause shall not prohibit the Investor Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.07, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person; or

(k) contest the validity of this Section 5.07 or make, initiate, take or participate in any demand, Action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 5.07;

provided, however, that nothing in this Section 5.07 will limit (1) the Investor Parties’ ability to vote (subject to Section 5.11), Transfer or Hedge (subject to Section 5.08), limit or restrict any transfer pursuant to a Permitted Loan or any foreclosure thereunder or transfer in lieu of a foreclosure thereunder, convert (subject to Section 6 of the Certificate of Designations), privately make and submit to the Company and/or the Board any proposal that is intended by the Investor Parties to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expect to require public disclosure by any Person), participate in rights offerings made by the Company to all holders of its Common Stock, receive any dividends or similar distributions with respect to any securities of the Company held by Investor Parties, tender shares of the Common Stock, Series A Preferred Stock or securities issued pursuant to Section 5.16 into any tender or exchange offer (but subject to Section 5.08), acquire any securities of the Company pursuant to Section 5.16, effect an adjustment to the Conversion Rate pursuant to the Certificate of Designations or otherwise exercise rights under its Common Stock or Series A Preferred Stock or (2) the ability of any Investor Director to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board.

Section 5.08 Transfer Restrictions. (a) Except as otherwise permitted in this Agreement, including Section 5.08(b), until the earlier of (x) the 18-month anniversary of the Closing Date and (y) a Change of Control (as defined in the Certificate of Designations) or entry into a definitive agreement that would result in a Change of Control (as defined in the Certificate of Designations), the Investor Parties will not (i) Transfer any Series A Preferred Stock or any Common Stock issued upon conversion of the Series A Preferred Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Series A Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Series A Preferred Stock, the Common Stock or any other capital stock of the Company (any such action, a “Hedge”).

(b) Notwithstanding Section 5.08(a), the Investor Parties shall be permitted to Transfer any portion or all of their Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock at any time under the following circumstances:

(i) Transfers to any Permitted Transferees of the Investor or an Investor Party, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Series A Preferred Stock or Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary that, in each case, is approved by the Board;

(iii) Transfers pursuant to a tender offer or exchange offer that is (A) approved by the Board, (B) for less than all of the outstanding shares of Common Stock of the Company or (C) part of a two-step transaction in which a tender offer is followed by a second step merger, in which the consideration to be received in the first step of such transaction is not identical to the amount or form of consideration to be received in the second step merger; and

(iv) Transfers to the Company or any of its Subsidiaries or that have been approved in writing by the Board;

(v) Transfers after commencement by the Company or a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company of bankruptcy, insolvency or other similar proceedings; and

(vi) Transfers in connection with a total return swap or bona fide loan or other financing arrangement, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities (each, a “Permitted Loan”), as long as such financial institution agrees with the relevant Investor Party (with the Company as an express third party beneficiary of such agreement) that following such foreclosure or in connection with such transfer it shall not directly or indirectly Transfer (other than pursuant to a broadly distributed offering or a sale effected through a broker-dealer) such foreclosed or transferred, as the case may be, Series A Preferred Stock or Common Stock to a 20% Entity without the Company’s consent. Any Permitted Loan entered into by an Investor Party or its Affiliates shall be with one or more financial institutions reasonably acceptable to the Company and, except as specified above, nothing contained in this Agreement or the Registration Rights Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a transfer in lieu of foreclosure, and sell, dispose of or otherwise transfer the Series A Preferred Stock and/or shares of Common Stock (including shares of Common Stock received upon conversion or redemption of the Series A Preferred Stock following foreclosure or transfer in lieu of foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Subject to the preceding provisions of this clause (vi), in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Series A Preferred Stock or the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, an Investor Party or its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Registration Rights Agreement.

(c) Notwithstanding Sections 5.08(a) and (b), the Investor Parties will not at any time, directly or knowingly indirectly (without the prior written consent of the Board) Transfer any Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock:

(i) to a Prohibited Transferee or to a 20% Entity (other than to one or more broker-dealers in a transaction described in clause (x) of Section 5.08(c)(ii) or a transfer pursuant to clause (z) of Section 5.08(c)(ii)); or

(ii) for so long as the Investor Parties satisfy the 5% Beneficial Ownership Requirement, on any day, an aggregate number of shares of Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock that, on an as converted basis, would be in excess of 25% of the average daily trading volume of the Common Stock for the preceding three months on NASDAQ; provided, however, that this Section 5.08(c)(ii) shall not restrict any Transfer (x) into the public market pursuant to a bona fide, broadly distributed underwritten public offering or a bona fide, broadly distributed firm commitment offering to one or more broker-dealers for resale under Rule 144A and/or Regulation S of the Securities Act or a sale to a broker-dealer under Rule 144 the Securities Act, (y) in a private transfer or (z) to any partner, member or stockholder of an Investor Party or its Affiliates.

(d) Notwithstanding Sections 5.08(a), (b) or (c), the Investor Parties shall not at any time, directly or knowingly indirectly (without the prior written consent of the Board) Transfer, in one or more related transactions, shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of the Series A Preferred Stock representing, on an as converted basis, beneficial ownership of 5% or more of the Common Stock then outstanding on an as converted basis to any single Person or any “group” (as defined in Section 13(d)(3) of the Exchange Act) of Persons (other than to one or more broker-dealers in a transaction described clause (x) of Section 5.08(c)(ii) or a transfer pursuant to clause (z) of Section 5.08(c)(ii)), unless the Investor Parties give advance written notice on the day the Investor Party intends to effect such Transfer (or earlier to the extent reasonably practicable).

(e) Any attempted Transfer in violation of this Section 5.08 shall be null and void ab initio.

Section 5.09 Legend. (a) All certificates or other instruments representing the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF NOVEMBER 8, 2018, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the applicable Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Series A Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

Section 5.10 Election of Directors.

(a) Effective as of the Closing, the Company will increase the size of the Board in order to elect or appoint two Investor Designees (such individuals, the “Initial Investor Director Designees”) to the Board to serve for a term expiring at the 2020 annual meeting of the Company’s stockholders and until their successors are duly elected and qualified. The Company agrees to include each of the Initial Investor Director Designees (or their successors) as an “Investor Designee” nominated for election (in accordance with Section 14 of the Certificate of Designations) to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement relating to the 2020 annual meeting of the Company’s stockholders, to serve for a term expiring at the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified. Upon election to the Board, the Company agrees to promptly appoint one Investor Designee to serve on each Committee of the Board, subject in each case to meeting the applicable requirements for service on such committee as set forth in the listing rules of NASDAQ, the Company’s corporate governance guidelines applicable to all of the members of such committee and such committee’s charter. For the avoidance of doubt, the Initial Investor Director Designees shall serve on the Board effective immediately following the Closing; provided that if the Investor has not informed the Company of its selection for one or both of its Initial Investor Director Designees as of such time, then the Company will promptly after receiving a written notice that such Initial Investor Director Designee or Initial Investor Director Designees has been selected, elect or appoint such Initial Investor Director Designee or Initial Investor Director Designees to the Board, subject to the terms of this Section 5.10 and the Certificate of Designations.

(b) If at any time the 50% Beneficial Ownership Requirement is not satisfied (but the Fall-Away of Investor Board Rights has not occurred), then at the written request of the Board, one of the Investor Directors, as specified by the Investor Parties (or, if the Investor Parties fail to do so within ten (10) days of such requirement not being satisfied, the Board), shall immediately resign, and the Investor Parties shall cause such Investor Director immediately to resign, from the Board effective as of the first date on which the 50% Beneficial Ownership Requirement ceases to be satisfied.

(c) Upon the occurrence of the Fall-Away of Investor Board Rights, at the written request of the Board, the Investor Directors shall immediately resign, and the Investor Parties shall cause the Investor Directors immediately to resign, from the Board effective as of the date of the Fall-Away of Investor Board Rights, and the Investor Parties shall no longer have any rights under this Section 5.10, including, for the avoidance of doubt, any designation and/or nomination rights under Section 5.10(d)

(d) Until the occurrence of the Fall-Away of Investor Board Rights, at any annual meeting of the Company’s stockholders after the 2020 annual meeting of the Company’s stockholders at which the term of one or more Investor Directors shall expire, the Investor shall have the right to designate a number of Investor Designees not to exceed the number of Investor Directors whose term expires at such annual meeting which Investor Designees will be nominated by the Company as “Investor Designees” for election (in accordance with Section 14 of the Certificate of Designations) to the Board at such annual meeting. The Company shall include each Investor Designee designated by the Investor in accordance with this Section 5.10(d) in the Company’s slate of nominees as “Investor Designees” (in accordance with Section 14 of the Certificate of Designations) for the applicable annual meeting of the Company’s stockholders and shall recommend that the holders of the Series A Preferred Stock vote in favor of such Investor Designees and shall support the Investor Designees in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. Without the prior written consent of the Investor Parties, so long as an Investor Party is entitled to designate any Investor Designee for election to the Board in accordance with this Section 5.10, the Board shall not remove any Investor Director from his or her directorship (except as required by law or the Company Charter Documents), unless the (x) Investor’s right to designate Investor Designees for election to the Board (whether at any annual meeting of the Company’s stockholders or to fill a vacancy resulting from the death, disability, resignation or removal of any Investor Director as a member of the Board) and the Company’s obligation to nominate such Investor Designees for election to the Board, in each case as set forth in this Section 5.10 and (y) the rights of the holders of the Series A Preferred Stock to elect such Investor Designees set forth in Article 14 of the Certificate of Designations, in each case, are preserved or (z) the Investor Parties request in writing the removal of an Investor Designee (such removal to be in accordance with the Certificate of Designations).

(e) In the event of the death, disability, resignation or removal of any Investor Director as a member of the Board (other than resignation pursuant to Section 5.10(b) or 5.10(c)), the Investor Parties, if they are entitled to nominate one or more directors pursuant to this Section 5.10, may designate an Investor Designee to replace such Investor Director and, subject to Section 5.10(f) and any applicable provisions of the DGCL, the Company shall cause such Investor Designee to fill such resulting vacancy.

(f) The Company’s obligations to have any Investor Designee elected to the Board or nominate any Investor Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 5.10, as applicable, shall in each case be subject to (A) such Investor Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company and (B) such Investor Designee meeting all independence requirements under the listing rules of NASDAQ; provided that in no event shall such Investor Designee’s relationship with the Investor Parties or their Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such Investor Designee from being a member of the Board pursuant to this Section 5.10. The Investor Parties will cause each Investor Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine the Investor’s Designee’s eligibility and qualification to serve as a director of the Company. No Investor Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any Judgment prohibiting service as a director of any public company. As a condition to any Investor Designee’s election to the Board or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Investor Parties and the Investor Designee must provide to the Company:

(i) all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Company Charter Documents or corporate governance guidelines, in each case, relating to the Investor Designee’s election as a director of the Company or the Company’s operations in the ordinary course of business;

(ii) all information requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Designee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business;

(iii) an undertaking in writing by the Investor Designee:

a. to be subject to, bound by and duly comply with the code of conduct in the form agreed upon by the other directors of the Company, provided that no such code of conduct shall restrict any transfer of securities by the Investor Parties or their Affiliates (other than with respect to any Investor Director solely in his or her individual capacity) except as provided herein, impose confidentiality obligations on any Investor Director other than Section 5.05 or as mandatorily applicable under applicable law, or impose any share ownership requirement for any Investor Director; and

b. to waive notice of and recuse himself or herself from any meetings, deliberations or discussion of the Board or any committee thereof regarding any Transaction Document, the Transactions or any other transactions involving Carlyle.

(g) The Company shall indemnify the Investor Directors and provide the Investor Directors with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise. The Company acknowledges and agrees that it (1) is the indemnitor of first resort (i.e., its obligations to the Investor Directors are primary and any obligation of the Investor Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Directors are secondary), and (2) shall be required to advance the amount of expenses incurred by the Investor Directors and shall be liable for the amount of all expenses and liabilities incurred by the Investor Directors, in each case to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise, without regard to any rights the Investor Directors may have against any Investor Parties or their Affiliates.

(h) Prior to the Fall-Away of Investor Board Rights, (i) the Company shall not increase the size of the Board to more than a total of 12 director seats; provided that the Company may, with the consent of the Investor Parties (such consent not to be unreasonably withheld, conditioned or delayed), temporarily increase the size of the Board to facilitate the retirement or resignation of any incumbent director and the replacement thereof with a new director, and (ii) the Company shall not decrease the size of the Board if such decrease would require the resignation of either or both Investor Designees, in each case without the consent of the Investor Parties.

(i) The parties hereto agree that the Investor Directors shall not be entitled to any cash or equity compensation from the Company in connection with their service as directors (and shall receive compensation, if any, for such service solely from Carlyle or one of its Affiliates); provided that, notwithstanding the foregoing, the Investor Directors shall be entitled reimbursement from the Company for the reasonable out-of-pocket fees or expenses incurred in connection with their service as directors in a manner consistent with the Company’s practices with respect reimbursement for other members of the Board, including reimbursement pursuant to customary indemnification arrangements.

Section 5.11 Voting. Until the Fall-Away of Investor Board Rights:

(a) at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Investor Parties shall, and shall cause the Investor Parties to, take such action as may be required so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by the Investor Parties and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Compensation Committee of the Board and (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm; provided that no Investor Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investor Parties’ sole discretion, with respect to any other matter, including the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any merger or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company and its Subsidiaries or any other change of control transaction involving the Company; provided, further, that in the event that any proposal submitted by a stockholder is subject to a vote of the Company’s stockholders, the Investor Parties shall not, and shall cause their controlled Affiliates not to, publicly comment on such proposal and if the Investor Parties intend to cause any Series A Preferred Stock or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock beneficially owned, directly or indirectly, by the Investor Parties in a manner that is not in accordance with the Board’s recommendation with respect to such stockholder proposal, the Investor Parties shall not permit any such Series A Preferred Stock or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock to be voted until the time of the relevant meeting of the Company’s stockholders; and

(b) the Investor shall, and shall (to the extent necessary to comply with this Section 5.11) cause the Investor Parties to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Series A Preferred Stock or Common Stock beneficially owned by the Investor or the Investor Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 5.11(a) at such meetings (including at any adjournments or postponements thereof).

(c) the provisions of Section 5.11(a) and 5.11(b) shall not apply to the exclusive consent and voting rights of the holders of Series A Preferred Stock set forth in Section 13(b) and Section 14 of the Certificate of Designations.

(d) the Company agrees at the 2020 annual meeting of the stockholders of the Company (the “Stockholder Meeting”) to include in its proxy statement prepared and filed with the SEC (the “Proxy Statement”) a proposal to approve the issuance of shares of Common Stock to the Investor Parties in connection with any future conversion or redemption of the Series A Preferred Stock into Common Stock and in connection with any issuance of Common Stock pursuant to, or upon conversion, exercise or exchange of, any securities issued pursuant to Section 5.16 that would absent such approval violate Nasdaq Listing Rule 5635 (the “Stockholder Approval”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Stockholder Approval. The Company shall use commercially reasonable efforts to solicit from the stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval. The Investor and its Affiliates agree to furnish to the Company all information concerning the Investor and its Affiliates as the Company may reasonably request in connection with any Stockholder Meeting. The Company shall respond reasonably promptly to any comments received from the SEC with respect to the Proxy Statement, and the Company shall cause the Proxy Statement to be mailed to the Company’s stockholders at the earliest reasonably practicable date. The Company shall provide to the Investor, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investor with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investor Parties with a reasonable opportunity to review and comment on such document or response.

Section 5.12 Tax Matters. (a) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock to the extent required by applicable Law. Prior to the date of any such payment, each Investor Party shall have delivered to the Company or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable.

(b) Absent a change in law or IRS practice, or a contrary determination (as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), the Investor Parties and the Company agree not to treat the Series A Preferred Stock (based on their terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(c) The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issue of the Series A Preferred Stock and (y) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Series A Preferred Stock to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

Section 5.13 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares to (i) pay the purchase price in connection with the Acquisition, (ii) pay the fees, costs and expenses in connection with the Transactions, the Acquisition, the Refinancing and the Debt Financing and (iii) effect the Refinancing.

Section 5.14 Carlyle. (a) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement (including, for the avoidance of doubt, Section 5.07 and Section 5.08) shall in any way limit the activities of Carlyle or any of its Affiliates (collectively, the “Carlyle Group”), other than the Investor Parties, in their businesses distinct from the corporate private equity business of Carlyle (the “Excluded Carlyle Parties”), so long as (a) no such Excluded Carlyle Party or any of its Representatives is acting on behalf of or in concert with any Investor Party with respect to any matter that otherwise would violate any term or provision of this Agreement, (b) no Confidential Information is made directly available to any Excluded Carlyle Party or any of its Representatives who are not involved in the corporate private equity business of Carlyle by or on behalf of any Investor Party or any of their Representatives, (c) such Excluded Carlyle Party and its Representatives who are not involved in the corproate private equity business of Carlyle have not otherwise become involved in evaluating, monitoring or managing the Investor Parties’ investment in the Company and (d) the Company’s securities are included on Carlyle Group’s restricted securities or watch securities list applicable to employees of the Carlyle Group.

(b) Each Investor Party and the Company agrees and acknowledges that, subject to applicable Law, the Investor Directors designated by the Investor Parties may share Confidential Information about the Company and its Subsidiaries with the Investor Parties and their Affiliates.

(c) The Investor Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at Law or in equity, that, to the maximum extent permitted by Law, when the Investor Parties takes any action under this Agreement to give or withhold their consent, the Investor Parties shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Investor Directors.

Section 5.15 Information Rights. Following the Closing and prior to the Fall-Away of Investor Board Rights, in order to facilitate (i) the Investor Parties’ compliance with legal and regulatory requirements applicable to the beneficial ownership by the Investor Parties and its Affiliates of equity securities of the Company and (ii) the Investor Representative’s oversight of the Investor Parties’ investment in the Company, the Company agrees to provide each of the Investor Parties and the Investor Representative with the following:

(a) within 90 days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC;

(c) reasonable access, to the extent reasonably requested by the Investor Parties or the Investor Representative, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Investor Parties and the Investor Representative may reasonably request; provided that any investigation pursuant to this Section 5.15 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries; and

(d) copies of all material, substantive materials provided to the Board at substantially the same time as provided to the directors of the Company;

provided that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so could (i) violate or prejudice the rights of its customers, (ii) result in the disclosure of trade secrets or competitively sensitive information to third parties, (iii) materially violate applicable Law, an applicable order or a

Contract or obligation of confidentiality owing to a third party, (iv) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (v) be materially adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened Action or (vi) expose the Company to risk of liability for disclosure of personal information. In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or material that relate to, contain or reflect any analyses, studies, notes, memoranda and other information related to or prepared in connection with any Transaction Document or the Transactions or any matters relating thereto or any transactions with or matters relating to the Investor Parties or any Investor Affiliates.

Section 5.16 Participation.

(a) For the purposes of this Section 5.16, “Excluded Issuance” shall mean (i) the issuance of any shares of equity securities that is subject to Section 11 of the Certificate of Designations, but solely to the extent than an adjustment is made or the holders of Series A Preferred Stock participate in such issuance pursuant to Section 11 of the Certificate of Designations, (ii) the issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board, (iii) the issuance of shares of any equity securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, program or agreement as approved by the Board, (iv) the issuance of shares of equity securities in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, (v) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is the provision of financing), (vi) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock issued to the Investor Parties, (vii) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company, (viii) securities of a joint venture (provided that no Affiliate (other than any Subsidiary of the Company) of the Company acquires any interest in such securities in connection with such issuance) or (ix) the issuance of shares of equity securities to a third party financial institution in connection with a bona fide borrowing by the Company.

(b) Until the later of (A) the occurrence of the Fall-Away of Investor Board Rights and (B) the three-year anniversary of the Closing Date, if the Company or a Subsidiary of the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes Common Stock and any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Stock or any other class of capital stock of the Company), other than in an Excluded Issuance, then the Company shall:

(i) to the extent reasonably practicable, consult with the Investor Parties reasonably in advance of undertaking such issuance and, if and only if an Investor Party notifies the Company within five (5) Business Days following such consultation of its preliminary interest in receiving an offer to participate in such issuance or, if the Company reasonably expects such offer to be made in less than five (5) Business Days, such shorter period which shall be as long as commercially practicable (which indication shall not be binding upon such Investor Party), the Company will give written notice to the Investor Parties no less than seven (7) Business Days prior to the closing of such issuance or, if the Company reasonably expects such issuance to be completed in less than seven (7) Business Days, such shorter period which shall be as long as commercially practicable, setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; and (C) the amount of such securities proposed to be issued; provided that following the delivery of such notice, the Company shall deliver to the Investor Parties any such information the Investor Parties may reasonably request in order to evaluate the proposed issuance, except that the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities; and

(ii) offer to issue and sell to the Investor Parties, on such terms as the Proposed Securities are issued and upon full payment by the Investor Parties, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock the Investor Parties beneficially own (on an as converted basis) by (B) the total number of shares of Common Stock then outstanding (on an as-converted basis) (such percentage, an Investor Party’s “Participation Portion”); provided, however, that, subject to compliance with the terms and conditions set forth in Section 5.16(g), the Company shall not be required to offer to issue or sell to the Investor Parties (or to any of them) the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of NASDAQ or any other securities exchange or any other applicable Law (provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the Investor Parties pursuant to Section 5.16(b)(i), which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof (the “Restricted Issuance Information”)).

(c) The Investor Representative will have the option, on behalf of the applicable Investor Parties, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the equity securities offered to be sold by the Company to the Investor Parties, which notice must be given within seven (7) Business Days after receipt of such notice from the Company (or such shorter period if the notice by the Company was sent in accordance with the preceding paragraph less than seven (7) Business Days prior to the proposed issuance date, and in no event less than two (2) Business Days). If the Company offers two (2) or more securities in units to the other participants in the offering, the Investor Parties must purchase such units as a whole and will not be given the opportunity to purchase only one (1) of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by any such Investor Party may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to (i) obtain required approvals from any Governmental Authority or (ii) permit the Investor Parties to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor Parties have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Parties in the notice delivered in accordance with Section 5.16(b). Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to issue or sell to the Investor Parties pursuant to this Section 5.16; provided that, subject to compliance with the terms and conditions set forth in Section 5.16(g), the Company shall not be required to reoffer to the Investor Parties (or to any of them) the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of NASDAQ or any other securities exchange or any applicable Law.

(d) The election by any Investor Party not to exercise its subscription rights under this Section 5.16 in any one instance shall not affect their right as to any subsequent proposed issuance.

(e) Notwithstanding anything in this Section 5.16 to the contrary, the Company will not be deemed to have breached this Section 5.16 if not later than thirty (30) Business Days following the issuance of any Proposed Securities in contravention of this Section 5.16, the Company or the transferee of such Proposed Securities offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to each Investor Party so that, taking into account such previously-issued Proposed Securities and any such additional Proposed Securities, each Investor Party will have had the right to purchase or subscribe for Proposed Securities in a manner consistent with the allocation and other terms and upon same economic and other terms provided for in Sections 5.16(b) and 5.16(c).

(f) In the case of an issuance subject to this Section 5.16 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(g) In the event that the Company is not required to offer or reoffer to the Investor Parties any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of NASDAQ or any other securities exchange or any other applicable Law, the Company shall, upon the Investor Parties’ reasonable request delivered to the Company in writing within no later than seven (7) Business Days following its receipt of the written notice of such issuance to the Investor Parties pursuant to Section 5.16(b)(i) (together with the Restricted Issuance Information), at the Investor Parties’ election:

(i) waive the restrictions set forth in Section 5.07(a) solely to the extent necessary to permit any Investor Party to acquire such number of securities of the Company (including Common Stock) equivalent to its Participation Portion of the Proposed Securities such Investor Party would have been entitled to purchase had it been in entitled to acquire such Proposed Securities pursuant to Section 5.16(c) (provided, that such request by Investor Parties shall not be deemed to be a violation of Section 5.07(j));

(ii) consider and discuss in good faith modifications proposed by the Investor Parties to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to the Investor Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or

(iii) solely to the extent that stockholder approval is required in connection with the issuance of equity securities to Persons other than the Investor Parties, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties.

Section 5.17 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company proposes to take or omit to take any other action under Section 5.16 (including granting to the Investor or its Affiliates the right to participate in any issuance of securities) or otherwise or if there is any event or circumstance that may result in the Investor Parties, their respective Affiliates and/or any Investor Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act (including the purchase by the Investor Parties of any securities under Section 5.16), and if any Investor Director is serving on the Board at such time or has served on the Board during the preceding six months (i) the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Investor Parties’, their respective Affiliates’ and any Investor Director’s interests (for the Investor and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Investor Parties, the Investor’s Affiliates, and/or any Investor Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investor Parties or their Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Investor Parties notify the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor Parties’, their respective Affiliates’ and any Investor Director (for the Investor Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 5.18 Financing Cooperation. If requested by the Investor Parties, the Company will provide the following cooperation in connection with the Investor Parties obtaining any Permitted Loan: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, and certain acknowledgments regarding securities law status of the pledge arrangements) and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Series A Preferred Stock and depositing such pledged Series A Preferred Stock in book entry form on the books of The Depository Trust Company when eligible to do so or (B) without limiting the generality of clause (A), if such Series A Preferred Stock is eligible for resale under Rule 144A, depositing such pledged Series A Preferred Stock in book entry form on the books of The Depository Trust Company or other depository with customary restrictive legends, (iii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Series A Preferred Stock in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent an Investor Party or its Affiliates continues to beneficially own such pledged Series A Preferred Stock, (iv) entering into customary triparty agreements with each lender and the Investor Parties relating to the delivery of the Series A Preferred Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations under hereunder to issue the Series A Preferred Stock upon payment of the purchase therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as the Investor Parties may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on (x) the Investor Parties delivering to the Company a copy of the loan agreement for the Permitted Loan to which the Issuer Agreement relates and (y) the Investor certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Investor has pledged the Series A Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Permitted Loan and (C) the Investor Parties acknowledge and agree that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. The Investor Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Investor Parties under this Agreement the Investor Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

Section 5.19 Available Registration Statement.

(a) The Company will not effect a Mandatory Conversion (as defined in the Certificate of Designations) if any Investor Party holds or would hold upon such Mandatory Conversion (or any earlier conversion following the dates of the Notice of Mandatory Conversion (as defined in the Certificate of Designations)) shares of Common Stock that are Registrable Securities unless as of the date of Notice of Mandatory Conversion and as of the Mandatory Conversion Date (as defined in the Certificate of Designations) there is an Available Registration Statement covering resale of such shares of Common Stock by the Investor Parties.

(b) The Company will not effect Combination Settlement with respect to any redemption pursuant to Article 10 of the Certificate of Designations if any Investor Party holds or would hold upon such redemption shares of Common Stock that are Registrable Securities unless as of the Designated Redemption Date (as defined in the Certificate of Designations) (and, if different, the actual redemption date) there is an Available Registration Statement covering resale of such shares of Common Stock by the Investor Parties.

ARTICLE VI

Conditions to Closing

Section 6.01 Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the Transactions (collectively, “Restraints”); and

(b) the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act shall have expired or early termination thereof shall have been granted.

Section 6.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b) the Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c) the Company shall have received a certificate, signed on behalf of the Investor by an executive officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied; and

Section 6.03 Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The Acquisition, Debt Financing and Refinancing shall have been consummated or, substantially concurrently with Closing, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement (whether, for the avoidance of doubt, by means of a “Scheme” or a “Takeover Offer” (in either case, as defined in the Acquisition Agreement in effect on the date hereof), and provided that for purposes of the foregoing, an Acquisition effected by means of a Takeover Offer shall be deemed to occur upon the Takeover Offer having been declared or become unconditional in all respects with respect to at least 90% of the Target’s equity interests) or Debt Commitment Letter, as applicable, without giving effect to any modifications, amendments, consents or waivers thereto that, taken together, are material and adverse to the Investor without the prior consent of the Investor (which consent shall not be unreasonably withheld, delayed or conditioned), it being understood that (i) any change to the definition of Company Material Adverse Effect contained in the Acquisition Agreement shall be deemed to be material and adverse to the Investor and (ii) any amendment to the Acquisition Agreement to provide for a Takeover Offer shall not be deemed to be material and adverse to the Investor, provided that any such amendment(s) is in accordance with paragraph 3 of Schedule 1 of the Acquisition Agreement;

(b) Since the date of the Acquisition Agreement to the Effective Time (as defined in the Acquisition Agreement), there shall not have occurred any Effect (as defined in the Acquisition Agreement) that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Acquisition Agreement);

(c) the representations and warranties of the Company set forth in Sections 3.01, 3.02, 3.03, 3.10, 3.11, 3.12 and 3.14 shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(d) the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(e) the Investor shall have received a certificate, signed on behalf of the Company by an executive officer thereof, certifying that the conditions set forth in Section 6.03(a), 6.03(b) (to the Company’s Knowledge), 6.03(c) and 6.03(d) have been satisfied;

(f) the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, and a certified copy thereof shall have been delivered to the Investor;

(g) only to the extent that the Initial Investor Director Designees have been designated at least ten (10) Business Days prior to the Closing, the Board shall have taken all actions necessary and appropriate to cause to be elected or appointed to the Board, effective immediately upon the Closing, the Initial Investor Director Designees; and

(h) any shares of Common Stock issuable upon conversion of the Series A Preferred Stock (other than any additional shares of Series A Preferred Stock that may be issued as dividends in kind) at the Conversion Rate specified in the Certificate of Designations as in effect on the date hereof shall have been approved for listing on NASDAQ, subject to official notice of issuance.

ARTICLE VII

Termination; Survival

Section 7.01 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor upon written notice to the other, if the Closing should not have occurred on or prior to the date that is five business days (as defined in the Acquisition Agreement) after the Long Stop Termination Date (as defined in the Acquisition Agreement as in effect on the date hereof and as may be extended in accordance with the Acquisition Agreement) (the “Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c) by either the Company or the Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and nonappealable prior to the Closing Date; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.02;

(d) by the Investor if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(c) or Section 6.03(d) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor are then in material breach of any of their representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b); or

(e) by the Company if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.03(c) or Section 6.03(d).

Section 7.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.05, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement and the Confidentiality Agreement (which shall survive in accordance with its terms except as otherwise provided herein)), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates in connection with this Agreement, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement prior to the date of termination or from fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of fraud, neither the Investor on the one hand, nor the Company on the other hand, shall have any such liability in excess of the Purchase Price.

Section 7.03 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for the warranties and representations contained in Sections 3.01, 3.02(a), 3.03(a), 3.10, 3.11, 3.12 and 3.14 and the representations and warranties contained in Article IV, which shall survive until the sixth (6th) anniversary of the Closing Date, the representations and warranties made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

ARTICLE VIII

Miscellaneous

Section 8.01 Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

Section 8.02 Extension of Time, Waiver, Etc. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or an Investor Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that (a) the Investor or any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, including as contemplated in Section 5.08 and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve any Investor Party of its obligations hereunder prior to the Closing; provided, further, that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 8.04 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.05 Entire Agreement; No Third-Party Beneficiaries; No Recourse. (a) This Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreement, the Registration Rights Agreement, Equity Commitment Letter and the Certificate of Designations, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(b) No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Investor Parties, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents, successors, assigns or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent successors, assigns or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith, and no personal liability shall attach to, be imposed upon or otherwise be incurred by the Non-Recourse Parties through the Investor or otherwise, whether by or through attempted piercing of the corporate (or partnership or limited liability company) veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for the Company’s rights against Carlyle Investment Management, L.L.C. under the Confidentiality Agreement. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. The Company hereby covenants and agrees that it shall not institute, and shall cause each of its Affiliates not to, and shall make adequate provision such that their respective successors and assigns shall not, institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with Investment Agreement or the Equity Commitment Letter, or the transactions contemplated hereby or thereby, against the Sponsor or any of the Non-Recourse Parties, except for Retained Claims (as defined in the Equity Commitment Letter), except to the extent they become parties thereto after the date hereof or agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Investor Parties.

Section 8.06 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause the Equity Financing to be funded (to the extent expressly provided in Section 8.05 or this Section 8.07) and the Purchase to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary herein, it is explicitly agreed that the right of the Company to seek specific performance or other equitable remedies to enforce Investor’s obligation to cause the Equity Financing to be funded and/or to cause the Investor to consummate the Closing shall be subject to the requirements that (i) all of the conditions to Closing set forth in Sections 6.01 and 6.03 were satisfied (other than those conditions that by their terms are to be satisfied at Closing, but subject to those conditions being capable of being satisfied at such time if specific performance or other equitable relief was granted pursuant to this Section 8.07)) at the time when the Closing would have been required to occur in accordance with Section 2.02 and (ii) the Company has irrevocably confirmed in writing to the Investor that the Company stands ready, willing and able for the Closing to occur if specific performance or other equitable relief is granted and, if the Equity Financing, Debt Financing and Refinancing is funded, then the Closing will occur.

Section 8.08 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a) If to the Company, to it at:

CommScope Holding Company, Inc.

1100 CommScope Place, SE

Hickory, North Carolina 28602

Attention: General Counsel

Email: fbwyatt@commscope.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:      O. Keith Hallam, III, Esq.

                      Jenny Hochenberg, Esq.

Facsimile:     212-474-3700

Email:           khallam@cravath.com

            jhochenberg@cravath.com

(b) If to the Investor or any Investor Party at:

Carlyle Partners VII S1 Holdings, L.P.

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2505

Attention:         Cam Dyer

                          Michael Clifton

Facsimile:        202-347-1818

Email:              Cam.Dyer@carlyle.com

    Michael.Clifton@carlyle.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

900 G Street, NW

Washington, D.C. 20001

Attention:             Jonathan L. Corsico, Esq.

                                       Daniel N. Webb, Esq.

Facsimile:           202-636-5502

Email:                 jonathan.corsico@stblaw.com

                                      DWebb@stblaw.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided that the Company shall, at or following the Closing, reimburse the Investor for its and its Affiliates’ reasonable and documented out-of-pocket third-party costs and expenses incurred in connection with the Transactions through the Closing Date (including (i) the reasonable and documented fees and expenses of third-party consultants, legal counsel, accountants and financing advisors in connection therewith and (ii) internal costs and expenses that are billed or invoiced to an Investor

Party and its Affiliates on a third-party basis in an amount not to exceed $100,000); provided, further, that the maximum amount of such costs and expenses to be reimbursed by the Company shall be reduced by one-half of the fee paid by the Company in connection with the filing of the HSR Form in an amount not to exceed $125,000 and shall not exceed $5,000,000 in the aggregate.

Section 8.12 Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents (A) posted to the Intralinks Datasite by or on behalf of the Company or (B) delivered in Person or electronically to an Investor Party or its Representatives in each case no later than one Business Day prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 8.13 Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

Section 8.14 Investor Representative. Each Investor Party hereby consents to and authorizes (i) the appointment of Carlyle Partners VII S1 Holdings, L.P. as the Investor Representative hereunder and as the attorney-in-fact for and on behalf of such Investor Party, and (ii) the taking by the Investor Representative of any and all actions and the making of any decisions required or permitted by, or with respect to this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and (B) to take all actions necessary in the judgment of the Investor Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby. Each Investor Party shall be bound by the actions taken by the Investor Representative exercising the rights granted to it by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Investor Representative. If the Investor Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Investor Parties shall appoint a new Investor Representative as soon as reasonably practicable by written consent of holders of a majority of the then outstanding Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock beneficially owned by the Investors or Investor Parties that are successors or assigns of the Investors by sending notice and a copy of the duly executed written consent appointing such new Investor Representative to the Company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Alexander W. Pease
Name: Alexander W. Pease
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Investment Agreement]

INVESTOR:

CARLYLE PARTNERS VII S1 HOLDINGS, L.P.

By: TC Group VII S1, L.P., its general partner

By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Campbell R. Dyer
Name: Campbell R. Dyer
Title: Managing Director

[Signature Page to Investment Agreement]

INVESTOR REPRESENTATIVE:

CARLYLE PARTNERS VII S1 HOLDINGS, L.P.

By: TC Group VII S1, L.P., its general partner

By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Campbell R. Dyer
Name: Campbell R. Dyer
Title: Managing Director

[Signature Page to Investment Agreement]

ANNEX I

[FORM OF]

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK,

PAR VALUE $0.01,

OF

COMMSCOPE HOLDING COMPANY, INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), COMMSCOPE HOLDING COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That, the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as filed with the Secretary of State of the State of Delaware, authorizes the issuance of 1,500,000,000 shares of capital stock, consisting of 1,300,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”);

That, the Certificate of Incorporation expressly authorizes the Board of Directors of the Company (the “Board”) by resolution or resolutions, to the maximum extent permitted by law, to provide for the issuance of Preferred Stock as a class or in one or more series and, with respect to each class or series of Preferred Stock, to fix the number of shares included in the class or in each such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of the class or of such series;

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board, on November 7, 2018, adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article Sixth of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:

SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 1,000,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

SECTION 2. Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

SECTION 3. Definitions. As used herein with respect to Series A Preferred Stock:

“50% Beneficial Ownership Requirement” has the meaning set forth in the Investment Agreement.

“Accrued Dividend Record Date” has the meaning set forth in Section 4(e).

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid.

“Acquisition” has the meaning set forth in the Investment Agreement.

“Acquisition Agreement” means the Bid Conduct Agreement, dated as of November 8, 2018, between the Company and the Target, as it may be amended, supplemented or otherwise modified from time to time.

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“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) the Excluded Carlyle Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Base Amount Accrued Dividends with respect to such share as of such date.

“Base Amount Accrued Dividends” means, with respect to any share of Series A Preferred Stock, as of any date of determination, (a) if a Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the Dividend Payment Date immediately preceding such date of determination (taking into account the payment of Dividends, if any, on or with respect to such Dividend Payment Date) or (b) if no Dividend Payment Date has occurred since the issuance of such share, zero.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Fourth Amended and Restated Bylaws of the Company, as amended and as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Dividend” has the meaning set forth in Section 4(c).

“Cash Settlement” has the meaning set forth in Section 10(a)(i).

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

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“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of transactions:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale, transfer or lease of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company; or

(c) shares of Common Stock or shares of any other Capital Stock into which the Series A Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).

“Change of Control Call” has the meaning set forth in Section 9(c).

“Change of Control Call Price” has the meaning set forth in Section 9(c).

“Change of Control Effective Date” has the meaning set forth in Section 9(d).

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Put Price for such share to the Holder thereof.

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“Change of Control Put” has the meaning set forth in Section 9(a).

“Change of Control Put Deadline” has the meaning set forth in Section 9(d)(i).

“Change of Control Put Price” has the meaning set forth in Section 9(a).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on NASDAQ on such date. If the Common Stock is not traded on NASDAQ on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Combination Settlement” has the meaning set forth in Section 10(a)(i).

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 12(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means, for each share of Series A Preferred Stock, 36.3636 shares of Common Stock, subject to adjustment as set forth herein.

“Conversion Restrictions” has the meaning set forth in Section 6(c).

“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

5

“Debt Financing” has the meaning set forth in the Investment Agreement.

“Designated Redemption Date” means (i) any date within the three (3) month period commencing on and immediately following the Initial Redemption Date and (ii) any date within the three (3) month period commencing on and immediately following each successive anniversary of the Initial Redemption Date.

“DGCL” has the meaning set forth in the recitals above.

“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividends” has the meaning set forth in Section 4(a).

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series A Preferred Stock the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

“Dividend Rate” means 5.5%, or, to the extent and during the period with respect to which such rate has been adjusted as provided in Sections 4(d), Section 9(i), or Section 10(c), such adjusted rate.

“Dividend Record Date” has the meaning set forth in Section 4(e).

“Excess Amount” has the meaning set forth in Section 6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Excluded Carlyle Parties” has the meaning set forth in the Investment Agreement.

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

6

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Fall-Away of Investor Board Rights” has the meaning set forth in the Investment Agreement.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Holder Redemption Right” has the meaning set forth in Section 10(a)(i).

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one fourth of the Dividend Rate applicable on such date.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Company and (ii) so long as the Investor Parties meet the 50% Beneficial Ownership Requirement, is reasonably acceptable to the Investor Parties.

“Individual Holder Share Cap” means, with respect to any individual Holder, the maximum number of shares of Common Stock that could be issued by the Company to such Holder without triggering a change of control under NASDAQ Stock Market Rule 5635 (or its successor).

“Initial Redemption Date” means [•].1

“Investment Agreement” means that certain Investment Agreement between the Company and the Investor dated as of November 8, 2018, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

[1]	To be the date that is 8 years and 6 months following issuance.

7

“Investor” has the meaning set forth in the Investment Agreement.

“Investor Designee” means an individual nominated by the Board as a “Investor Designee” for election to the Board pursuant to Section 5.10(a), Section 5.10(d) or Section 5.10(e) of the Investment Agreement.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom shares of Series A Preferred Stock or Common Stock are transferred pursuant to Section 5.08(b)(i) of the Investment Agreement.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.

“Mandatory Conversion” has the meaning set forth in Section 7(a).

“Mandatory Conversion Date” has the meaning set forth in Section 7(a).

“Mandatory Conversion Price” means 180% of the Conversion Price, as adjusted pursuant to the provisions of Section 11(a). The Mandatory Conversion Price shall initially be $49.50.

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

8

“NASDAQ” means The Nasdaq Stock Market.

“Notice of Holder Redemption” has the meaning set forth in Section 10(a)(ii).

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company.

“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Parity Stock” has the meaning set forth in Section 2(a).

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“PIK Dividend” has the meaning set forth in Section 4(c).

“PIK Dividend Ratio” has the meaning set forth in Section 4(c).

“Preferred Stock” has the meaning set forth in the recitals above.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for such share to the Holder of such share.

“Redemption Price” has the meaning set forth in Section 10(a)(i).

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“Refinancing” has the meaning set forth in the Investment Agreement.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section 12(a).

“Required Number of Shares” has the meaning set forth in Section 9(i).

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Settlement Methods” has the meaning set forth in Section 10(a)(i).

“Settlement Notice” has the meaning set forth in Section 10(a)(iii).

“Share Cap” means a number of shares of Common Stock equal to (a) the product of (i) 0.199 and (ii) [•]2 less (b) the maximum number of shares of Common Stock that may be issued pursuant to the Acquisition Agreement in connection with the assumption by the Company of any equity awards or plans of the Target or any of its Subsidiaries (subject to adjustment in the event of a stock split, stock dividend, combination or other proportionate adjustment).

“Stockholder Approval” means, to the extent required by the listing rules of NASDAQ, the approval by the stockholders of the Company to remove the Share Cap and/or the Individual Holder Share Cap, as applicable, in accordance with NASDAQ Stock Market Rule 5635 (or its successor).

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Target” means ARRIS International plc, a company organized under the laws of England and Wales.

[2]	To be equal to the number of issued and outstanding shares of the Company’s Common Stock immediately prior to the issuance of the Preferred Stock.

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“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trading Period” has the meaning set forth in Section 7(a).

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be American Stock Transfer & Trust Company, LLC.

“Trigger Event” has the meaning set forth in Section 11(a)(vii).

“Voting Stock” means (i) with respect to the Company, the Common Stock, the Series A Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “COMM US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

SECTION 4. Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b) Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends payable with respect to any share of Series

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A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

(c) Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in its sole discretion, Dividends (i) in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”), if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, (ii) as a dividend in kind, additional duly authorized, validly issued and fully paid and nonassessable shares of Series A Preferred Stock (any Dividend or portion of a Dividend paid in the manner provided in this clause, a “PIK Dividend”) having value (as determined in accordance with the immediately following sentence) equal to the amount of Accrued Dividends during such Dividend Payment Period or (iii) through a combination of either of the foregoing; provided that (A) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), (B) if the Company pays a PIK Dividend, no fractional shares of Series A Preferred Stock shall be issued to any Holder (after taking into account all shares of Series A Preferred Stock held by such Holder) and in lieu of any such fractional share, the Company shall pay to such Holder, at the Company’s option, either (1) an amount in cash equal to the applicable fraction of a share of Series A Preferred Stock multiplied by the Liquidation Preference per share of Series A Preferred Stock or (2) one additional whole share of Series A Preferred Stock and (C) with respect to any Dividend Payment Date where the Company pays a combination of a PIK Dividend and a Cash Dividend, the proportion of a Dividend paid to any Holder that consists of a PIK Dividend (the “PIK Dividend Ratio”) shall be the same as the PIK Dividend Ratio with respect to each Dividend paid to each other Holder that receives a Dividend on such Dividend Payment Date. In the event that the Company pays a PIK Dividend, each share of Series A Preferred Stock paid in connection therewith shall have a deemed value for such purpose equal to the Liquidation Preference per share of Series A Preferred Stock, and the number of additional shares of Series A Preferred Stock issuable to Holders in connection with the payment of a PIK Dividend will be, with respect to each share of Series A Preferred Stock, and without limiting the proviso above concerning fractional shares, the number (or fraction) obtained from the quotient of (1) the amount of the applicable PIK Dividend per share of Series A Preferred Stock divided by (2) the Liquidation Preference per share of Series A Preferred Stock. Accrued Dividends in respect of any prior Dividend Payment Periods may be paid on any date (whether or not such date is a Dividend Payment Date) if, as and when authorized by the Board, or any duly authorized committee thereof as declared by the Company. Notwithstanding anything to the contrary herein, the Company shall pay the Dividend payable on any Dividend Payment Date in cash, if any time during the relevant Dividend Payment Period, the Company had outstanding any convertible debt on which the obligor was required to pay amounts treated as interest for U.S. Federal income tax purposes.

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(d) Arrearages. If the Company fails to declare and pay a full Dividend on the Series A Preferred Stock on any Dividend Payment Date or fails to deliver in full any cash, shares of Common Stock or other securities or property, as applicable, due upon any conversion, redemption or put or call, then any Dividends otherwise payable on such Dividend Payment Date on the Series A Preferred Stock shall continue to accrue and cumulate initially at a Dividend Rate of 8.0% per annum, which shall then increase by 0.50% on every three-month anniversary of such failure (but not, in any event, to greater than 11.0% per annum), until such failure is cured, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay a full Dividend on the Series A Preferred Stock through but not including the latest of the day upon which the Company pays in accordance with Section 4(c) all Dividends on the Series A Preferred Stock that are then in arrears. Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date.

(e) Record Date. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.

(f) Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series A Preferred Stock have been declared and paid, including any accrued and unpaid Dividends on the Series A Preferred Stock that are then in arrears, or have been or contemporaneously are declared and a sum sufficient for the payment of those dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);

(iv) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

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(v) payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the provisions of this Section 4, dividends may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).

(g) Conversion Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or

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winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b) Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 6. Right of the Holders to Convert.

(a) Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h). The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

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(c) Notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary, unless and until the Stockholder Approval (to the extent required under the listing rules of NASDAQ) is obtained, (i) the Holders shall not have the right to acquire shares of Common Stock, and the Company shall not be required to issue shares of Common Stock, in excess of the Share Cap and (ii) no Holder shall have the right to acquire shares of Common Stock, and the Company shall not be required to issue shares of Common Stock to such Holder, in excess of such Holder’s Individual Holder Share Cap (collectively, the “Conversion Restrictions”), and in each case, the Company shall either obtain Stockholder Approval of such issuances or deliver, in lieu of any shares of Common Stock otherwise deliverable upon conversion in excess of the Conversion Restrictions, an amount of cash per share equal to the VWAP per share of Common Stock on the Trading Day immediately preceding the Conversion Date (such cash amount, the “Excess Amount”).

SECTION 7. Mandatory Conversion by the Company. (a) At any time after the third anniversary of the Original Issuance Date, if the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least thirty (30) Trading Days in (i) any period of forty-five (45) consecutive Trading Days (such forty-five (45) consecutive Trading Day period, the “Trading Period”) and (ii) the final five (5) consecutive Trading Days of the applicable Trading Period, the Company may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h); provided that, if as a result of the Conversion Restrictions, all shares of Series A Preferred Stock may not be converted into Common Stock at such time, either obtain Stockholder Approval of such issuances or deliver the maximum number of shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock at such time, together with an amount of cash equal to the Excess Amount in lieu of any such shares of Common Stock otherwise deliverable upon a Mandatory Conversion in excess of the Conversion Restrictions.

(b) Notice of Mandatory Conversion. If the Company elects to effect Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable forty-five (45) day Trading Period referred to in Section 7(a) above, provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date selected by the Company; and

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(ii) the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder and, if applicable, the amount of Accrued Dividends as of the Mandatory Conversion Date.

SECTION 8. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):

(i) in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 21.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not to the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date). The Holder may, in respect of a Mandatory Conversion, deliver a notice to the Conversion Agent specifying, in respect of the deliverable shares of Common Stock, a delivery method of either book-entry basis, through the facilities of The Depositary Trust Company or certificated form. If no such notice is delivered, the Holder shall be deemed to have chosen delivery by book-entry.

The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the

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relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided however that, if a written notice from the Holder in accordance with Section 8(a) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second Business Day immediately following the date of such notice and no later than the seventh Business Day thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h) and any Excess Amount) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, through the facilities of The Depositary Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

SECTION 9. Change of Control. (a) Change of Control Put. Subject to the application of Sections 9(c) and 9(i), upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option to require the Company to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to, at the Holder’s election (or if the Holder does not so elect, the greater of) (i) the Liquidation Preference of such share of Series A Preferred Stock plus the Accrued Dividends in respect of such share of Series A Preferred Stock, in each case as of the applicable Change of Control Purchase Date and (ii) the amount of cash and/or other assets such Holder would have received in the transaction constituting a Change of Control had such Holder, immediately prior to such Change of Control, converted such share of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein); provided however that, if the kind or amount of securities, cash and other property receivable in such transaction is not the same for each share of Common Stock held immediately prior to such transaction by a Person, then the kind and amount

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of securities, cash and other property receivable upon Change of Control Put following such transaction will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (the “Change of Control Put Price”); provided that, in each case (but, for purposes of clarity, not in the event where such holder actually converts its shares of Series A Preferred Stock into Common Stock), the Company shall only be required to pay the Change of Control Put Price to the extent such purchase can be made out of funds legally available therefor.

(b) Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed).

(c) Change of Control Call. In the case of a Change of Control (other than pursuant to clause (c) of the definition of such term) (provided that for purposes of this Section 9(c), the references to “a majority” in the definition of Change of Control shall be deemed to be references to “80%”), the Company may elect to redeem (the “Change of Control Call”), contingent upon and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Series A Preferred Stock pursuant to Section 6(a) prior to any such redemption, all of the shares of Series A Preferred Stock at a redemption price per share, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to, at the Holder’s option (or if the Holder does not so elect, the greater of) (i) (x) the Liquidation Preference as of the date of redemption plus (y) Accrued Dividends as of the date of redemption, plus (z) if the applicable redemption date is prior to the fifth anniversary of the first Dividend Payment Date, the amount equal to the net present value (computed using a discount rate of 10%) of the sum of all Dividends that would otherwise be payable on such share of Series A Preferred Stock on and after the applicable redemption date to and including the fifth anniversary of the first Dividend Payment Date and assuming the Company chose to pay such Dividends in cash and (ii) the amount of cash and/or other assets a Holder would have received had such Holder, immediately prior to such Change of Control, converted such share of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) (the “Change of Control Call Price”).

(d) Final Change of Control Notice. To the extent the Change of Control Call has not been previously exercised by the Company, within two (2) days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain:

(i) the date by which the Holder must elect to exercise a Change of Control Put (which shall be no earlier than thirty (30) days before the purchase date) (the “Change of Control Put Deadline”);

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(ii) the amount of cash and/or other consideration payable per share of Series A Preferred Stock, if such Holder elects to exercise a Change of Control Put;

(iii) the purchase date for such shares which shall be between 30 and 60 days after such notice is mailed; and

(iv) the instructions a Holder must follow to exercise a Change of Control Put in connection with such Change of Control.

(e) Change of Control Put Procedure. To exercise a Change of Control Put, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Deadline, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor.

(f) Delivery upon Change of Control Put / Call. Upon a Change of Control Put or, in the case of a Change of Control Call, the effective date of the applicable Change of Control, subject to Section 9(i) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Change of Control Put Price or the Change of Control Call Price of such Holder’s shares of Series A Preferred Stock.

(g) Treatment of Shares. Until a share of Series A Preferred Stock is purchased by the payment in full of the applicable Change of Control Put Price or Change of Control Call Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share (x) may be converted pursuant to Section 6 and, if not so converted, (y) shall (A) accrue Dividends and (B) entitle the Holder thereof to the voting rights provided in Section 13; provided that any such shares that are converted prior to or on the Change of Control Purchase Date (in the case of a Change of Control Put) or the effective date of such Change of Control (in the case of a Change of Control Call) in accordance with this Certificate of Designations shall not be entitled to receive any payment of the Change of Control Put Price or Change of Control Call Price, as applicable.

(h) Partial Exercise of Change of Control Put. In the event that a Change of Control Put is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Change of Control Put, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a Change of Control Put was not effected (or book-entry interests representing such shares).

(i) Sufficient Funds. If the Company shall not have sufficient funds legally available under the DGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series A Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under the DGCL and (ii) purchase any shares of Series A Preferred

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Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Change of Control Put Price or the Change of Control Call Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Series A Preferred Stock to be repurchased pursuant to the Change of Control Put or the Change of Control Call, the Company will pay Dividends on such shares not repurchased initially at a Dividend Rate equal to 8.0% per annum, which shall then increase by 0.50% on every three-month anniversary after such failure (but not, in any event, to greater than 11.0% per annum), accruing daily from such date until the Change of Control Put Price or the Change of Control Call Price, as applicable, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock. Notwithstanding the foregoing, in the event a Holder elects to exercise a Change of Control Put pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.

(j) Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Put Price in respect of shares of Series A Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6 or 7, as applicable.

(k) Upon full payment of the Change of Control Put Price or the Change of Control Call Price, as applicable, for any shares of Series A Preferred Stock subject to a Change of Control Put or Change of Control Call, such shares will cease to be entitled to any dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except the right to receive the Change of Control Put Price or Change of Control Call Price, as applicable) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

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SECTION 10. Redemption. (a) Redemption at the Option of the Holder.

(i) On each Designated Redemption Date, each Holder of shares of Series A Preferred Stock shall have the right (a “Holder Redemption Right”) to require the Company to redeem any or all of the shares of Series A Preferred Stock of such Holder outstanding on such Designated Redemption Date, in each case to the extent not prohibited by law, at a redemption price equal to the sum of (x) the Liquidation Preference of the shares of Series A Preferred Stock to be redeemed plus (y) the Accrued Dividends with respect to such shares of Series A Preferred Stock as of the applicable Redemption Date (such price, the “Redemption Price”). The Redemption Price shall be payable, at the Company’s option, in cash (a “Cash Settlement”) or a combination of cash and Common Stock (“Combination Settlement” and, together with Cash Settlement, the “Settlement Methods”); provided that in the case of a Combination Settlement (A) the maximum portion of the Redemption Price that may be paid in Common Stock shall be the lesser of (x) 50% of the Redemption Price, (y) the portion of the Redemption Price that may be paid in shares of Common Stock such that the number of shares of Common Stock issued to such Holder pursuant to this Section 10(a) does not exceed 15% of the issued and outstanding shares of Common Stock after giving effect to the issuance and (z) the portion of the Redemption Price that may be paid in shares of Common Stock without violating the Conversion Restrictions, and (B) the number of shares of Common Stock to be delivered pursuant to a Combination Settlement shall equal the portion of the Redemption Price to be delivered in shares of Common Stock divided by the product of (x) 92.5% and (y) the arithmetic average of the VWAP per share of Common Stock for each of the thirty (30) consecutive full Trading Days ending on the third Trading Day immediately preceding the Redemption Date.

(ii) To exercise its Holder Redemption Right pursuant to this Section 10(a) in respect of any Designated Redemption Date, a Holder must, no later than 5:00 p.m., New York City time, on the date that is at least 120 days prior to the Designated Redemption Date specified by the Holder therein, deliver written notice thereof (a “Notice of Holder Redemption”) to the Company and the Transfer Agent and shall, on or prior to the Designated Redemption Date, surrender to the Transfer Agent the certificates representing the shares of Series A Preferred Stock to be redeemed by the Company; provided that, such Holder will be entitled to revoke its Notice of Holder Redemption at any time but no later than 60 days prior to the Designated Redemption Date. On such Designated Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has exercised its Holder Redemption Right with respect to such Designated Redemption Date, cash by wire transfer and shares of Common Stock by book-entry form (unless requested otherwise by the Holder in accordance with Section 10(a)(iv) below), the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has delivered (and has not revoked in accordance with this Section 10(a)(ii)) a Notice of Holder Redemption in accordance herewith.

(iii) In respect of any exercise of a Holder Redemption Right, if the Company elects to deliver a notice (a “Settlement Notice”) of the relevant Settlement Method, the Company shall deliver such Settlement Notice to redeeming Holders, no later than the close of business on the second Trading Day immediately following the date of the Notice of Holder Redemption. If the Company does not elect a Settlement Method for a particular exercise of a Holder Redemption Right prior to the deadline set forth in the

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immediately preceding sentence, the Company shall be deemed to have elected Cash Settlement in respect of the redemption. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the portion of the Redemption Price that shall be paid in shares of Common Stock.

(iv) The cash portion of the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has delivered (and has not revoked in accordance with Section 10(a)(ii)) a Notice of Holder Redemption in accordance herewith shall be delivered by wire transfer. With respect to any Combination Settlement, the Person or Persons entitled to receive the Common Stock issuable upon payment of the Redemption Price on such Redemption Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Designated Redemption Date. On the Designated Redemption Date, the Company shall issue the number of whole shares of Common Stock issuable in connection with the applicable Redemption Price (and deliver payment of cash in lieu of fractional shares). Such delivery of shares of Common Stock shall be made on book-entry basis, and if requested by the Holder, through the facilities of The Depositary Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company, or by mailing certificates evidencing the shares to the Holders at their respective addresses or in accordance with other instructions set forth in the Notice of Holder Redemption. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) to be delivered on such Redemption Date should be registered or paid, or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares in the name of the Holder and in the manner shown on the records of the Company.

(v) If a Holder does not elect to exercise its Holder Redemption Right pursuant to this Section 10(a) with respect to all of its shares of Series A Preferred Stock (and has not revoked such exercise in accordance with Section 10(a)(ii)), the shares of Series A Preferred Stock held by it and not surrendered for redemption by the Company will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled. From and after the Redemption Date with respect to any share of Series A Preferred Stock for which a Holder elected to effect a Holder Redemption Right and the Company has redeemed in accordance with the provisions of this Section 10(a), (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series A Preferred Stock is redeemed by the payment in full of the applicable Redemption Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein including the right to convert.

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(b) In the event that a Holder Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Holder Redemption Right was not exercised (or book-entry interests representing such shares).

(c) If the Company shall not have sufficient funds legally available under the DGCL to redeem, as of any Designated Redemption Date, all shares of Series A Preferred Stock with respect to which Holders have exercised a Holder Redemption Right pursuant to Section 10(a), the Company shall redeem on such Designated Redemption Date, pro rata among the Holders that have exercised their Holder Redemption Right, a number of shares of Series A Preferred Stock with an aggregate Redemption Price equal to the amount legally available under the DGCL for the redemption of shares of Series A Preferred Stock on such Designated Redemption Date. At such time, as soon as practicable thereafter, that the Company has sufficient funds legally available under the DGCL to redeem such shares of Series A Preferred Stock not redeemed because of the foregoing limitation at the applicable Redemption Price, the Company shall provide notice to the Holders of the availability of such funds and the Holders at that time may elect to invoke their Holder Redemption Right pursuant to and in accordance with the provisions of Section 10(a). In addition, if the Company does not make the redemption payment as of any Designated Redemption Date relating to all of the shares of Series A Preferred Stock with respect to which Holders have exercised a Holder Redemption Right pursuant to Section 10(a), the Company will pay Dividends on such shares not redeemed initially at a Dividend Rate equal to 8.0% per annum, which shall then increase by 0.50% on every three-month anniversary of the Designated Redemption Date (but not, in any event, to greater than 11.0% per annum), accruing daily from the Designated Redemption Date until the Redemption Price, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock. The inability of the Company to make a redemption payment for any reason shall not relieve the Company from its obligation to effect any required redemption when, as and if permitted by applicable law.

SECTION 11. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i) The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

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CR0 = the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vii) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X)] / (OS0+Y)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

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For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii) The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1))] / (SP1 x OS0)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1 = the new Conversion Rate in effect immediately after the close of business on the Expiration Date

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FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0 = the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1 = the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

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CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1 = the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

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MP0 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – C)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

C = the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.

(vii) If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a

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“Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Company Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 11(a)(vii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

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(iii) No adjustment to the Conversion Rate will be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock;

(D) for a change in the par value of the Common Stock; or

(E) as a result of the Acquisition, the Refinancing or the Debt Financing, including the issuance of any shares of Common Stock or options or rights to purchase such shares or any other equity awards in connection with the Acquisition.

(d) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

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(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(g) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(h) Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

SECTION 12. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

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(each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b) Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(d) Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

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SECTION 13. Voting Rights.

(a) General. Except as provided in Section 13(b) and Section 14, Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company). Each Holder shall be entitled to the number of votes, not to exceed such Holder’s Individual Holder Share Cap, equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock could be converted pursuant to Section 6 (taking into account the Conversion Restrictions to the extent applicable) multiplied by (ii) a fraction the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company.

(b) Adverse Changes. The vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i) any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or the Holder thereof;

(ii) any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; and

(iii) any issuance of shares of Series A Preferred Stock after the Issuance Date other than shares issued as PIK Dividends with respect to shares of Series A Preferred Stock that were issued on the Issuance Date.

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provided, however, (A) that, with respect to the occurrence of any of the events set forth in clause (i) above, so long as (1) the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, or (2) the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Stock, then the occurrence of such event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the events set forth in clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote the holders of the Series A Preferred Stock.

For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.

(c) Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(d) The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(j) of this Certificate of Designations, and any amendment or waiver of any of the provisions of Section 9(j) approved by such percentage of the Holders shall be binding on all of the Holders.

(e) For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Sections 13(b) and 14 and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

SECTION 14. Election of Directors. Provided that the Fall-Away of Investor Board Rights has not occurred, (i) the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have, at each annual meeting of the Company’s stockholders at which the Board is obligated to nominate one or more Investor Designees for election to the Board pursuant to and in accordance with the Investment Agreement, the exclusive right, voting separately as a class, to elect or appoint such Investor Designee(s) to the Board, irrespective of whether the Board has nominated such Investor Designee(s), (ii) notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the exclusive right to remove any Investor Designee(s) at any time for any reason or no reason (with or without cause) by sending a written notice to the Company and, upon receipt of such notice by the Company, such Investor Designee(s) shall be deemed to have resigned from the Board, and (iii) in the event of the death, disability, resignation or removal of any Investor Designee(s), the Investor Parties shall have the

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exclusive right to designate or appoint a successor to fill the vacancy created thereby. The Board and the holders of Common Stock shall not have the right to remove any Investor Designee from the Board (even for cause), such right of removal being vested exclusively with the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

SECTION 15. Preemptive Rights. Except for the right to participate in any issuance of new equity securities by the Company, as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.

SECTION 16. Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

SECTION 17. Creation of Capital Stock. Subject to Section 13(b)(ii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 18. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be American Stock Transfer & Trust Company, LLC. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

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SECTION 21. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

SECTION 22. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at CommScope Holding Company, Inc., 1100 CommScope Place, SE Hickory, North Carolina 28602 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 23. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 24. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 25. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

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SECTION 26. Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 26. Neither the alteration, amendment or repeal of this Section 26, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 26, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 26 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 26, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 26 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 26 (including, without limitation, each portion of any paragraph of this Section 26 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 26 (including, without limitation, each such portion of any paragraph of this Section 26 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 26 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this [•] day of [•].

COMMSCOPE HOLDING COMPANY, INC.
by

Name:
Title:

ANNEX II

[FORM OF]

REGISTRATION RIGHTS AGREEMENT

by and between

COMMSCOPE HOLDING COMPANY, INC.

and

CARLYLE PARTNERS VII S1 HOLDINGS, L.P.

Dated as of [•]

i

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], by and among COMMSCOPE HOLDING COMPANY, INC., a Delaware corporation (the “Company”), and CARLYLE PARTNERS VII S1 HOLDINGS, L.P. (together with its successors and assigns, the “Investor”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Investor and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Stockholders” and individually each as a “Stockholder”.

WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of November 8, 2018 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, an aggregate of 1,000,000 shares of the Series A Preferred Stock (the “Series A Preferred Stock”), which is convertible into shares of Common Stock;

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file within 120 days after the date hereof a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

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(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering.

(a) Subject to any applicable restrictions on transfer in the Investment Agreement or otherwise, the Investor may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $100,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day-period or (iii) launch an Underwritten Offering within the period (a “Quarterly Blackout Period”) commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year.

(b) In the event of an Underwritten Offering, the Stockholders shall select the managing underwriter(s) to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. In making the determination to consent to the Stockholder’s choice of managing underwriter(s), the Company may take into account its business and strategic interests. The Company, the Investor and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c) The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Investor. If the managing underwriter or underwriters advise the Company and the Investor in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

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Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if the Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.8 Piggyback Registration.

(a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to the Investor on behalf of the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

(b) If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Holders that have

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requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders; (iii) third, any other securities of the Company that have been requested to be included in such offering; provided that Holders may, prior to the earlier of the (a) effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

Section 1.9 Rule 144A Sales. Holders of Registrable Securities that are eligible for resale pursuant to Rule 144A under the Securities Act shall have analogous rights to sell such securities in a marketed offering under Rule 144A under the Securities Act through one or more initial purchasers on a firm-commitment basis, using procedures that are substantially equivalent to those specified in Article I and Article II of this Agreement. The Company agrees to use its reasonable efforts to cooperate to effect any such sales under such Rule 144A. Nothing in this Section 1.9 shall impose any additional or more burdensome obligations on the Company than would apply under Article I and Article II, in each case, mutatis mutandis in respect of a registered Underwritten Offering (including the estimated gross proceeds minimum set forth in Section 1.6(a)), or require that the Company take any actions that it would not be required to take in an Underwritten Offering of such Registrable Securities.

ARTICLE II

Additional Provisions Regarding Registration Rights

Section 2.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

(a) prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investor’s intended method of distribution set forth in such registration statement for such period;

(c) furnish to the Investor’s legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

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(d) if requested by the managing underwriter or underwriters, if any, or the Investor, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investor and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investor or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as reasonably practicable notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (which, for the avoidance of doubt, shall commence a Suspension Period), and, subject to Section 2.2, as promptly as is reasonably practicable, prepare and file with the SEC a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document and at the request of the Investor, furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h) in the event that the Registrable Securities are being offered in a public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement customary for a transaction of that nature, in each case in accordance with the applicable provisions of this Agreement, and take all such other actions reasonably

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requested by the Holders of the Registrable Securities being sold in connection therewith (including any reasonable actions requested by the managing underwriters, if any) to facilitate the disposition of such Registrable Securities; provided, however, that in no event will the Company be required to enter into a holdback agreement other than as and if required by Section 2.7;

(i) in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(j) use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(k) in the event that the Registrable Securities covered by such registration statement are shares of Common Stock, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(l) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m) in connection with a customary due diligence review, make available for inspection by the Investor, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investor or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering

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Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(n) cooperate with the Investor and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(o) as promptly as is reasonably practicable notify the Investor (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose (which, for the avoidance of doubt, shall commence a Suspension Period), (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any document contemplated by Section 2.1(f) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), 2.1(o)(ii) or 2.1(o)(iii), the Investor shall discontinue, and shall cause each Holder to discontinue, disposition of any Registrable Securities covered by such registration statement or the related prospectus

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until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Investor shall use commercially reasonable efforts to return, and cause the Holders to return, to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Investor thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Investor that such Interruption Period is no longer applicable.

Section 2.2 Suspension. (a) The Company shall be entitled, on one (1) occasion in any one-hundred eighty (180) day period, for a period of time not to exceed seventy-five (75) days in the aggregate in any twelve (12) month period (any such period a “Suspension Period”), to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Investor a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Investor shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Investor or the Holders to suspend any Underwritten Offering, the Investor shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration or offering pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in such registration.

Section 2.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall, and the Investor shall cause such Holder or Holders to, furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder

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or Holders and their Affiliates as the Company or its representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(o), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or

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Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering. sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.5 Rule 144. (a) With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(ii) so long as a Holder owns any Restricted Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(b) For as long as a Holder owns Registrable Securities issued or issuable upon conversion thereof, the Company will use commercially reasonable efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold, all to the extent required from time to time to enable such Holder to sell the Restricted Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 2.6 Investor Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Investor that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Investor and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 1.8, the Investor and each Holder shall for so long as such Investor or Holder together with its respective Affiliates beneficially owns, on an as converted basis (as defined in the Investment Agreement) greater than 10% of the then outstanding Common Stock or has a right to nominate a director to the Board (as defined in the Investment Agreement), if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until the earlier of 30 days from the date of such prospectus and the date on which the Company’s “lock-up” agreement with the underwriters in connection with the offering expires.

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Section 2.7 Company Holdback Agreement. In connection with a distribution of Registrable Securities in which Holders of Registrable Securities are proposing to sell at least $400,000,000 of Registrable Securities, the Company shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering, distribution or granting of an option to purchase Common Stock, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until the earlier of 30 days from the date of such prospectus and the date on which the Selling Holders’ “lock-up” agreement with the underwriters in connection with the offering expires, during which time the Company may not offer, sell or grant any option to purchase shares of Common Stock or securities convertible or exchangeable for Common Stock of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions.

ARTICLE III

Indemnification

Section 3.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s

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indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

Section 3.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Investor and any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3 Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such

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claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding

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sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Investor or any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Investor or Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

Transfer and Termination of Registration Rights

Section 4.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Person in connection with a Transfer (as defined in the Investment Agreement) of Series A Preferred Stock or Common Stock to such Person in a Transfer permitted by Section 5.08(b)(i) of the Investment Agreement or a lender in connection with a Permitted Loan (as defined in the Investment Agreement); provided, however, that (x) prior written notice of such assignment of rights is given to the Company and (y) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 4.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

ARTICLE V

Miscellaneous

Section 5.1 Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Investor.

Section 5.2 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided that the Investor may execute such waivers on behalf of any Stockholder.

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Section 5.3 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that the Investor may provide any such consent on behalf of the Stockholders; provided, further, that if the Company consolidates or merges with or into any Person and the Common Stock or any other Registrable Securities are, in whole or in part, converted into or exchanged for securities of a different issuer, and any Stockholder would, upon completion of such merger or consolidation, hold Registrable Securities of such issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Stockholders.

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.5 Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents (as defined in the Investment Agreement), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns and the Indemnified Parties any rights or remedies hereunder.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

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Section 5.7 Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

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(a) If to the Company, to it at:

CommScope Holding Company, Inc.

1100 CommScope Place, SE

Hickory, North Carolina 28602

Attention:     General Counsel

Email:           fbwyatt@commscope.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:     O. Keith Hallam III, Esq.

                     Jenny Hochenberg, Esq.

Facsimile:     212-474-3700

Email:           khallam@cravath.com

                       jhochenberg@cravath.com

(b) If to the Stockholders or the Investor, to the Investor at:

Carlyle Partners VII S1 Holdings, L.P.

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2505

Attention:     Cam Dyer

                     Michael Clifton

Facsimile:     202-347-1818

Email:           Cam.Dyer@carlyle.com

                       Michael.Clifton@carlyle.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

900 G Street, NW

Washington, D.C. 20001

Attention:     Jonathan L. Corsico, Esq.

                     Daniel N. Webb, Esq.

Facsimile:     202-636-5502

Email:           jonathan.corsico@stblaw.com

                       DWebb@stblaw.com

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or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11 Expenses. Except as provided in Section 2.3 and Article III, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12 Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

Section 5.13 Investor.

(a) Each Holder hereby consents to (i) the appointment of the Investor as the attorneys-in-fact for and on behalf of such Holder and (ii) the taking by the Investor of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) to take all actions necessary in the judgment of the Investor for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby. Any reference to any action by the Investor in this Agreement shall require an instrument in writing signed by the Investor.

(b) Each Holder shall be bound by the actions taken by the Investor exercising the rights granted to it by this Agreement or the other documents contemplated by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Investor.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

COMMSCOPE HOLDING COMPANY, INC.

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INVESTOR:

CARLYLE PARTNERS VII S1 HOLDINGS, L.P.

By:	TC Group VII S1, L.P., its general partner

By:	TC Group VII S1, L.L.C., its general partner

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Certificate of Designations.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Certificate of Designations” means the Certificate of Designations setting forth the designations, powers, preferences, qualifications, limitations and restrictions of the Series A Preferred Stock, dated as of the date hereof, as may be amended from time to time.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any Stockholder holding Registrable Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, (x) any shares of the Series A Preferred Stock issued to the Investor pursuant to the Investment Agreement (whether or not subsequently transferred to any Stockholder) and any shares of Common Stock hereafter acquired by any Stockholder pursuant to the conversion of the Series A Preferred Stock, any securities of the Company acquired pursuant to Section 5.16 of the Investment Agreement (or acquired pursuant to conversion, exchange or exercise of such securities), and (y) any other securities issued or issuable with respect to any such shares of Common Stock, Series A

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Preferred Stock or other such securities by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (including, for the avoidance of doubt, a redemption, put or call transaction pursuant to the Certificate of Designations); provided, that for purpose of this clause (y), such securities will be Registrable Securities for a Stockholder (a) if such securities are issued by the Company or (b) if such securities are not issued by the Company, when such securities are issued: (I) such securities are (or, in the case of securities issuable upon the conversion, exchange or exercise of other securities, if then issued would be) “restricted securities” or “control securities” (as such terms are used for purpose of Rule 144 under the Securities Act) in the hands of such Stockholder or (II) such Stockholder and its Affiliates beneficially own (as defined for purposes of Section 13(d) of the Exchange Act and the rules thereunder) at least 5% of the class of such securities when such securities are issued (or when such securities may be acquired upon conversion, exercise or exchange, in the case of securities issuable upon the conversion, exchange or exercise of other securities). As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (v) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses and (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel to the Investor and all Holders retained in connection with registrations and offerings contemplated hereby; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.09(a) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any counsel to the Holders (other than such fees and expenses expressly included in Registration Expenses).

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1
Investment Agreement	Recitals
Investor	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Quarterly Blackout Period	Section 1.6(a)
Resale Shelf Registration Statement	Section 1.1
Series A Preferred Stock	Recitals
Shelf Offering	Section 1.7
Stockholder	Preamble
Stockholders	Preamble
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

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